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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AmeriCredit Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICREDIT CORP.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear AmeriCredit Shareholder:

        On Tuesday, October 28, 2008, AmeriCredit Corp. will hold its 2008 Annual Meeting of Shareholders at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102. The meeting will begin at 10:00 a.m.

        Only shareholders who owned stock at the close of business on Friday, August 29, 2008 can vote at this meeting or any adjournments that may take place. At the meeting we will:

  1.
  Elect four members of the Board of Directors; three to serve for a term expiring in 2011 and one to serve for a term expiring in 2009;

  2.
  Consider and vote upon the proposal to amend AmeriCredit's Articles of Incorporation to increase the authorized number of shares of Common Stock from 230,000,000 to 350,000,000;

  3.
  Consider and vote upon the adoption of the 2008 Omnibus Incentive Plan for AmeriCredit Corp.;

  4.
  Consider and vote upon a proposal to amend the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved under the Purchase Plan from 5,000,000 to 8,000,000;

  5.
  Ratify the appointment by AmeriCredit's Audit Committee of the independent registered public accounting firm for fiscal 2009; and

  6.
  Attend to other business properly presented at the meeting.

        At the meeting, we will also report on AmeriCredit's fiscal 2008 business results and other matters of interest to shareholders.

        Your vote is important to us. Whether or not you plan to attend the meeting in person, please cast your vote, as instructed in the Notice Regarding Availability of Proxy Materials or proxy card, over the Internet or by telephone or by mail, as promptly as possible. We urge you to vote early using one of these methods if you do not expect to attend. You can still attend the meeting and vote in person if you choose.

        We have provided this Proxy Statement to provide background information for you to use when casting your vote.

Sincerely,
J. Michael May Secretary
September 15, 2008

AMERICREDIT CORP.
801 Cherry Street, Suite 3900
Fort Worth, Texas 76102

PROXY STATEMENT
FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 28, 2008

 GENERAL INFORMATION

Date, Time, Place and Purpose of Meeting

        The 2008 Annual Meeting of Shareholders of AmeriCredit Corp. (the "Annual Meeting") will be held on Tuesday, October 28, 2008, at 10:00 a.m., Central Daylight Time, at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102. The purposes of the Annual Meeting are set forth in the Notice of 2008 Annual Meeting of Shareholders (the "Notice") to which this Proxy Statement is attached. AmeriCredit Corp. is referred to as "AmeriCredit" or the "Company" in this Proxy Statement.

Internet Availability of Proxy Materials

        Under rules recently adopted by the Securities and Exchange Commission ("SEC"), the Company is now primarily furnishing proxy materials to our shareholders on the Internet, rather than mailing paper copies of the materials (including the Annual Report on Form 10-K for fiscal 2008) to each shareholder. If you received only a Notice Regarding the Availability of Proxy Materials (the "e-Proxy Notice") by mail or email, you will not receive a paper copy of these proxy materials unless you request one. Instead, the e-Proxy Notice will instruct you as to how you may access and review the proxy materials on the Internet. The e-Proxy Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received an e-Proxy Notice by mail or email and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the e-Proxy Notice.

        We anticipate that the e-Proxy Notice will be mailed to our shareholders on or about September 15, 2008, and will be sent by email to our shareholders who have opted for such means of delivery on or about September 17, 2008. All shareholders who have previously expressed a specific request to receive paper copes of proxy materials will receive a copy of the proxy materials by mail beginning on or about September 18, 2008.

Voting and Revocability of Proxies

        Shareholders of record may vote:

  •
  Via the Internet at www.proxyvote.com;

  •
  By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;

  •
  By signing and returning the enclosed proxy card; or

  •
  By attending the Annual Meeting and voting in person.

        If voting by Internet or telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on Monday, October 27, 2008. After that time, Internet and telephone voting will not be permitted, and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

        The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy by (i) giving written notice of revocation to the Secretary of the Company at the Company's principal executive offices, (ii) by executing and delivering a later-dated proxy (including by Internet or telephone) or (iii) by attending the Annual Meeting and voting in person. However, no such revocation shall be effective until such notice has been received by the Company at or before the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

Solicitation of Proxies

        The accompanying proxy is solicited by the Board of Directors on behalf of the Company to be voted at the Annual Meeting for the purposes set forth in the accompanying Notice of 2008 Annual Meeting of Shareholders and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted FOR the election of directors and in favor of the other proposals set forth in the Notice.

        In addition to the solicitation of proxies, the directors, officers and regular employees of the Company may solicit the return of proxies either by mail, telephone, email or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. AmeriCredit has also retained Georgeson Shareholder Communications, Inc. ("GSC") to assist in the solicitation of proxies from shareholders and will pay GSC a fee of approximately $7,500 for its services and will reimburse GSC for its out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation materials to the beneficial owners. The cost of preparing, printing, assembling and mailing the Annual Report, the Notice, this Proxy Statement and the enclosed proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares and other costs of solicitations, will be borne by AmeriCredit.

Householding

        Some banks, brokers and other record holders utilize the practice of "householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of the proxy statement and annual report to any household at which two or more shareholders reside if a company reasonably believes the shareholders are members of the same family. This procedure would reduce the volume of duplicate information shareholders receive and would also reduce the Company's printing and mailing costs. The Company will promptly deliver an additional copy of either document to any shareholder who writes or calls the Company at the following address or phone number: Investor Relations, AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, (817) 302-7000.

QUORUM AND VOTING

        The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on August 29, 2008 (the "Record Date"). On the Record Date, there were 116,283,751 shares of Common Stock of the Company, par value $0.01 per share, outstanding, each of which is entitled to one vote on all matters to be acted upon at the Annual Meeting. There are no cumulative voting rights. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of directors, the approval of the 2008 Omnibus Incentive Plan for AmeriCredit Corp., the approval of the amendment to the Purchase Plan and the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2009. Approval of the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of

Common Stock from 230,000,000 to 350,000,000 requires the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. Abstentions from voting are counted for the purpose of determining the existence of a quorum and will have the same effect as voting against such matters brought before the Annual Meeting other than, as described in greater detail below, abstentions from voting with respect to the proposal to elect directors. Broker non-votes, if any, are counted for the purpose of determining the existence of a quorum but will be disregarded and have no effect on the outcome of such vote.

        The Company's Bylaws provide that director nominees are elected by the vote of a majority of the votes cast with respect to the director at the meeting in an election in which the number of director nominees is equal to the number of Board positions to be filled by the election. Votes cast include votes to withhold approval of a director nominee but do not include abstentions from voting. Abstentions from voting, as well as broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors. If an incumbent nominee does not receive an affirmative majority of the votes cast for that nominee, he or she is required to tender his or her resignation to the Board, subject to acceptance by the Board. In such case, the Board may in its discretion refer such resignation to a committee of the Board for its review and the making of a recommendation to the full Board regarding the action to be taken with respect to the resignation. The committee is required to make its recommendation to the Board within 60 days of the date of the certification of the results of the election and provide an explanation of its rationale underlying its recommendation. The Board is required to act on any such resignation within 120 days from the date of the certification of the election results and publicly disclose its decision and the rationale underlying the decision. In acting on a tendered resignation, the Board may accept the resignation, not accept the resignation and impose conditions on the director's continued membership, not accept the resignation and recommend a plan to address the underlying reasons for the votes against, or take some other action the Board deems appropriate and in the best interests of the Company under the circumstances. The director who tenders his or her resignation shall not participate in the recommendation of a committee or the decision of the Board with respect to his or her resignation. If a director's resignation is accepted by the Board of Directors, or if a nominee director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its discretion, fill the resulting vacancy or may decrease the size of the Board.

 PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

        The following table and the notes thereto set forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date, by (1) each current director and nominee for director of the Company; (2) the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers"); (3) all of our present executive officers and directors as a group; and (4) each other person known to us to own beneficially more than five percent of our presently outstanding Common Stock. Unless otherwise indicated, the address for the following shareholders is 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

	Common Stock Owned Beneficially(1)		Percent of Class Owned Beneficially(1)
Leucadia National Corporation	32,715,440	(2)	28.13%
Fairholme Capital Management L.L.C.	14,995,600	(3)	12.90%
Columbia Wanger Asset Management, L.P.	10,166,700	(4)	8.74%
Yacktman Asset Management Co.	7,272,660	(5)	6.25%
Barclays Global Investors, N.A.	6,621,054	(6)	5.69%
Clifton H. Morris, Jr.	1,697,637	(7)	1.46%
Daniel E. Berce	899,063	(8)	*
John R. Clay	105,800	(9)	*
Ian M. Cumming	0	(10)	*
A.R. Dike	180,100	(11)	*
James H. Greer	376,316	(12)	*
Douglas K. Higgins	352,800	(13)	*
Kenneth H. Jones, Jr.	235,800	(14)	*
Justin R. Wheeler	0	(15)	*
Preston A. Miller	268,498	(16)	*
Mark Floyd	221,793	(17)	*
Chris A. Choate	298,787	(18)	*
All Present Executive Officers and Directors as a Group (13 Persons)	4,880,005		4.13%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares of our Common Stock shown as beneficially owned by them. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percentages are based upon 116,283,751 shares outstanding as of the Record Date, except for officers and directors who hold stock options and stock appreciation rights ("SARs") that are presently exercisable or exercisable within 60 days of the Record Date and vested restricted stock units ("RSUs") that are manditorily deferred. The percentages for officers and directors who hold options and SARs that are presently exercisable or exercisable within 60 days of the Record Date and vested RSUs that are manditorily deferred are based upon the sum of 116,283,751 shares outstanding plus the number of shares subject to options and SARs that are presently exercisable or exercisable within 60 days of the Record Date and vested RSUs that are manditorily deferred held by them, as indicated in the following footnotes.

(2)
The indicated interest was reported on a Schedule 13G filed with the SEC by Leucadia National Corporation ("Leucadia") on August 21, 2008, reporting interests held as of August 19, 2008. Reflects 32,715,440 shares directly owned by BEI-Longhorn, LLC ("BEI Longhorn") and indirectly owned by BEI Arch Holdings, LLC ("BEI Arch"), Baldwin Enterprises, Inc. ("Baldwin"), Phlcorp, Inc. ("Phlcorp") and Leucadia. BEI Longhorn is a wholly-owned subsidiary of BEI Arch, BEI Arch is a wholly-owned subsidiary of Baldwin, Baldwin is a wholly-owned subsidiary of Phlcorp and Phlcorp is a wholly-owned subsidiary of Leucadia. The address of Leucadia is 315 Park Avenue South, New York, New York 10010.

(3)
Pursuant to a Schedule 13F filed on or about June 30, 2008, Fairholme Capital Management L.L.C. reports holding an aggregate of 14,995,600 shares. The address of Fairholme Capital Management L.L.C. is 51 JFK Parkway, Short Hills, New Jersey 07078.

(4)
Pursuant to a Schedule 13F filed on or about June 30, 2008, Columbia Wanger Asset Management, L.P. reports holding an aggregate of 10,166,700 shares. The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe, Suite 3000, Chicago, Illinois 60606.

(5)
Pursuant to a Schedule 13F filed on or about June 30, 2008, Yacktman Asset Management Co. reports holding an aggregate of 7,272,660 shares. The address of Yacktman Asset Management Co. is 6300 Bridgepoint Parkway, Building One, Suite 320, Austin, Texas 78730.

(6)
Pursuant to a Schedule 13F filed on or about June 30, 2008, Barclays Global Investors, N.A. reports holding an aggregate of 6,621,054 shares. The address of Barclays Global Investors, N.A. is 45 Fremont Street, San Francisco, California 94105.

(7)
This amount includes 214,666 shares subject to SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred. This amount also includes (i) 50,537 shares of Common Stock in the name of Sheridan C. Morris, Mr. Morris' wife, and (ii) 300,000 shares owned by Clydesdale Partners Fund Limited Partnership, L.L.P. ("Clydesdale"), a Texas limited partnership of which the sole general partner is SCHM Investments, Inc. ("SCHM"); the sole shareholders of SCHM are Mr. Morris and his wife. The limited partners of Clydesdale are Mr. Morris, his wife and SCHM.

(8)
This amount includes 214,666 shares subject to SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(9)
This amount includes 78,800 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(10)
The indicated interest was reported on a Form 3 filed with the SEC by Mr. Cumming on March 12, 2008, reporting interests held as of March 4, 2008. Excludes shares held by Leucadia as to which Mr. Cumming disclaims beneficial ownership.

(11)
This amount includes 138,800 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred. This amount also includes 6,000 shares of Common Stock held in the name of Sara B. Dike, Mr. Dike's wife.

(12)
The amount includes 178,800 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(13)
This amount includes 178,800 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred. This amount does not include 40,000 shares held in trust for the benefit of certain family members of Mr. Higgins, as to which Mr. Higgins disclaims any beneficial interest.

(14)
This amount includes 158,800 shares subject to stock options that are currently exercisable or exercisable within 60 days and vested RSUs that are manditorily deferred.

(15)
The indicated interest was reported on a Form 3 filed with the SEC by Mr. Wheeler on March 12, 2008, reporting interests held as of March 4, 2008.

(16)
This amount includes 192,733 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(17)
This amount includes 150,833 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

(18)
This amount includes 200,733 shares subject to stock options and SARs that are currently exercisable or exercisable within 60 days and vested performance-based RSUs that are manditorily deferred.

ELECTION OF DIRECTORS
(Item 1)

        On September 7, 1999, the Board of Directors adopted amendments to the Company's Bylaws classifying the Board of Directors into three (3) classes, as nearly equal in number as possible, each of whom would serve for three years, with one class being elected each year. The Board of Directors believes that the staggered three-year term of the classified Board of Directors helps assure the continuity and stability of management of the Company. This continuity and stability will result from the fact that with the classified Board of Directors, the majority of the directors at any given time will have prior experience as directors of the Company. The classified Board of Directors is also intended to protect shareholders' rights in the event of an acquisition of control by an outsider which does not have the support of the Board of Directors.

        On March 4, 2008, the Company and Leucadia National Corporation ("Leucadia") entered into an agreement (the "Agreement") regarding Leucadia's ownership of 25% or more of the Company's outstanding Common Stock. Under the terms of the Agreement, the Company agreed to create two additional director positions on its Board of Directors and to elect two representatives designated by Leucadia to fill the two new positions. The Company also agreed that it will not increase the size of its Board of Directors to more than nine, without the approval of both a majority of the directors unaffiliated with Leucadia and Leucadia's designated directors. These provisions will terminate if Leucadia subsequently sells or otherwise disposes of shares of Common Stock and as a result owns less that 25% of the outstanding Common Stock of the Company. Also on March 4, 2008, the Company's Board of Directors amended its Bylaws, created two new director positions and elected Ian M. Cumming and Justin R. Wheeler to fill those positions. Mr. Wheeler was elected for a term expiring in 2008, and Mr. Cumming was elected for a term expiring in 2009, pursuant to the provisions of the Agreement. Both Mr. Cumming and Mr. Wheeler are officers of Leucadia, and Mr. Cumming is Chairman of Leucadia's Board of Directors.

        In order to be elected, a nominee will be elected as a director if such nominee receives a majority of votes cast as described under "Quorum and Voting" beginning on page 2. Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to vote the shares represented by such proxy for the election of the following named nominees to the Board of Directors.

        Vacancies occurring on the Board may be filled by the Board of Directors upon recommendations of the Nominating and Corporate Governance Committee for the unexpired term of the replacement director's predecessor in office.

        The Board of Directors has selected the following nominees recommended by the Nominating and Corporate Governance Committee for election to the Board of Directors:

  Class III—Term to Expire at 2011 Annual Meeting
  Clifton H. Morris, Jr.
  John R. Clay
  Justin R. Wheeler

  Class I—Term to Expire at 2009 Annual Meeting
  Ian M. Cumming

NOMINEES FOR TERMS EXPIRING IN 2011:

        CLIFTON H. MORRIS, JR., 73, has been a director since 1988. Mr. Morris has been Chairman of the Board since May 1988. Mr. Morris served as Chairman of the Board and Chief Executive Officer from May 1988 to July 2000 and from April 2003 to August 2005. Mr. Morris also served as President from May 1988 until April 1991 and from April 1992 to November 1996. Mr. Morris is also a director of Service Corporation International, a publicly held company that owns and operates funeral homes and related businesses.

        JOHN R. CLAY, 60, has been a director since 2003. Mr. Clay was Chief Executive Officer of Practitioners Publisher Company, Inc., a leading publisher of accounting and auditing manuals for CPA firms, from 1979 to 1999. Mr. Clay has also served 12 years as a public accountant, first with Ernst & Ernst and later as a partner with Rylander, Clay & Opitz. Mr. Clay is a certified public accountant and has authored several accounting articles and financial publications.

        JUSTIN R. WHEELER, 36, has been a director since March 2008. Mr. Wheeler joined Leucadia National Corporation ("Leucadia") in 2000. Currently, Mr. Wheeler is President of the Asset Management Group and a Vice President of Leucadia and has been in such positions since 2000. Leucadia is a publicly held diversified holding company engaged in a variety of businesses, including manufacturing, telecommunications, property management and services, gaming entertainment, real estate activities, medical product development and winery operations. Mr. Wheeler is also a director of International Assets Holding Corporation, a publicly held financial services firm focused on select international markets.

NOMINEE FOR TERM EXPIRING IN 2009:

        IAN M. CUMMING, 68, has been a director since March 2008. Mr. Cumming has served as a director and Chairman of the Board of Leucadia since June 1978. In addition, Mr. Cumming is Chairman of the Board of The FINOVA Group Inc., a middle market lender. Mr. Cumming is also a director of Skywest, Inc., a Utah-based regional air carrier, HomeFed Corporation, a publicly held real estate development company, and Jefferies Group, Inc., a publicly held full service global investment bank and institutional securities firm serving companies and other investors. Mr. Cumming is an alternate director of Fortescue Metals Group Ltd, an Australian public company that is engaged in the mining of iron ore.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

CONTINUING DIRECTORS—CLASS I—Terms Expiring in 2009:

        DANIEL E. BERCE, 54, has been a director since 1990. Mr. Berce has been President and Chief Executive Officer since August 2005. Mr. Berce served as President from April 2003 until August 2005. Mr. Berce was Vice Chairman and Chief Financial Officer from November 1996 until April 2003. Mr. Berce is also a director of AZZ incorporated, a publicly held company that manufactures specialty electrical equipment and provides galvanizing services to the steel fabrication industry, and Cash America International, Inc. ("Cash America"), a publicly held company that provides specialty financial services to consumers.

        JAMES H. GREER, 81, has been a director since 1990. Mr. Greer is Chairman of the Board of Greer Capital Corporation as well as Chairman of two companies involved in real estate and commercial real estate development and management. From 1985 to 2001, Mr. Greer served as Chairman of the Board of Shelton W. Greer Co., Inc., which engineers, manufactures, fabricates and installs building specialty products, and as Chairman of the Board of Vermiculite Products, Inc. Mr. Greer served as a director of Service Corporation International for 27 years, retiring from that position in 2005. Mr. Greer has 30 years of experience as a director with five different banking institutions.

CONTINUING DIRECTORS—CLASS II—Terms Expiring in 2010:

        A.R. DIKE, 72, has been a director since 1998. Mr. Dike is the President and Chief Executive Officer of The Dike Company, Inc., a private insurance agency, and has been in such position since July 1999. Prior to July 1999, Mr. Dike was President of Willis Corroon Life, Inc. of Texas, and was in such position for more than five years. Mr. Dike previously served as a director for several insurance companies. Mr. Dike served as a director of JPMorgan Chase Bank of Tarrant County and its predecessor banks from 1977 though 1988 and currently serves as an advisory director. Mr. Dike is also a director of Cash America.

        DOUGLAS K. HIGGINS, 58, has been a director since 1996. Mr. Higgins is a private investor and owner of Higgins & Associates and has been in such position since July 1994. Mr. Higgins served as the President and Chief Executive Officer of H&M Food Systems Company, Inc. from 1983 through 1994.

        KENNETH H. JONES, JR., 73, has been a director since 1988. Mr. Jones, a private investor, retired as Vice Chairman of KBK Capital Corporation ("KBK") (now known as Marquette Commercial Finance, Inc.), a non-bank commercial finance company, in December 1999. Mr. Jones had been Vice Chairman of KBK since January 1995. Prior to January 1995, Mr. Jones was a shareholder in the Decker, Jones, McMackin, McClane, Hall & Bates, P.C. law firm in Fort Worth, Texas, and was with such firm and its predecessor or otherwise involved in the private practice of law in Fort Worth, Texas for more than five years.

Board Committees and Meetings

        Standing committees of the Board include the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Audit Committee's principal responsibilities consist of the following:

  •
  Review and discuss with management and the independent registered public accounting firm the quarterly and annual financial statements, including disclosures made in management's discussion and analysis.

  •
  Review and discuss with management and the independent registered public accounting firm the effect of any major changes to the Company's accounting principles and practices, as well as the impact of any regulatory and accounting initiatives on the Company's financial statements.

  •
  Review and discuss with management and the independent registered public accounting firm the effectiveness of management's internal controls over the Company's financial reporting process.

  •
  Oversee and review the performance of the Company's internal audit function.

  •
  Review the qualifications, independence and performance of the independent registered public accounting firm annually and appoint or re-appoint the independent registered public accounting firm.

  •
  Review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  •
  Review and discuss summary reports from the Company's compliance hotline, a toll-free number available to Company employees to make anonymous reports of any complaints or issues regarding the Company's financial statements or accounting policies.

        The Board has affirmatively determined that (i) all members of the Audit Committee are independent under the rules of the New York Stock Exchange and the Board's Corporate Governance Guidelines, (ii) all members of the Audit Committee are financially literate, as the Board interpreted such qualifications in its business judgment and (iii) Mr. Clay qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-K under the Securities Exchange Act of 1934, as amended. Members consist of Messrs. Clay, Dike, Greer and Jones. In fiscal 2008, the Audit Committee met four times and, pursuant to the authority delegated to him by the Audit Committee, Mr. Jones, Chairman of the Audit Committee, met with the Company's independent registered public accounting firm several additional times. The "Report of the Audit Committee" is contained in this Proxy Statement beginning on page 46. No Audit Committee member serves on the Audit Committee of more than three public companies.

Compensation Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Compensation Committee's principal responsibilities consist of the following:

  •
  Review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO's performance in light of these established goals and objectives and set the CEO's annual compensation, including salary, bonus, incentive and equity compensation.

  •
  Oversee and evaluate, based on input and recommendations from the CEO, the performance of and compensation structure (including salary, bonus and equity compensation) for the members of the Company's executive management team.

  •
  Administer the Company's employee equity-based compensation plans and grant equity-based awards and amend and terminate equity-based compensation plans.

  •
  Retain and terminate compensation consultants to evaluate the compensation of officers.

        The Board has affirmatively determined that all members of the Compensation Committee are independent under the rules of the Securities Exchange Act of 1934, as amended, the New York Stock Exchange, the Internal Revenue Code of 1986, as amended, and the Board's Corporate Governance Guidelines. Members consist of Messrs. Clay, Greer, Higgins and Jones. In fiscal 2008, the Compensation Committee met two times. The "Compensation Committee Report" is contained in this Proxy Statement on page 22.

Nominating and Corporate Governance Committee

        As enumerated more fully in its charter, which may be accessed on the Company's website at www.americredit.com and is available in print to any shareholder requesting it, the Nominating and Corporate Governance Committee's principal responsibilities consist of the following:

  •
  Regularly review, monitor and, as appropriate, update the Corporate Governance Guidelines.

  •
  Develop qualification standards for Board membership.

  •
  Identify and recruit new candidates for the Board, develop a re-nomination review process for current Board members and develop a process to review director nominees received from shareholders.

  •
  Recommend director nominees to the Board for approval, who, if approved, will stand for election by the shareholders at the Annual Meeting.

  •
  Make recommendations to the Board with respect to committee assignments for Board members, including the chairmanships of the committees.

  •
  Develop and lead an annual process for self-assessment of the Board as a whole and for the committees.

  •
  Oversee CEO and executive succession planning at the Company, including the development of both short-term (i.e., emergency) succession plans and long-term succession plans, including leadership development planning.

  •
  Develop and regularly review a program for the orientation of new Board members, in conjunction with the Chairman of the Board, so that they can quickly become sufficiently knowledgeable about the Company to contribute meaningfully to Board discussions and decision-making.

  •
  Make recommendations to the Board with respect to directors' compensation and to regularly review and, as appropriate, recommend revisions to directors' compensation.

        The Board has affirmatively determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the New York Stock Exchange and the Board's Corporate Governance Guidelines. In fiscal 2008, the Nominating and Corporate Governance Committee met three times. Members consist of Messrs. Dike, Greer, Higgins and Jones. Mr. Dike, as Chairman of this Committee, led the executive sessions of the independent directors held during every Board meeting.

        The Board of Directors held five regularly scheduled meetings and two special meetings during the fiscal year ended June 30, 2008. Various matters were also approved during the last fiscal year by unanimous written consent of the Board of Directors. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

Director Compensation

        The following table sets forth director compensation for fiscal 2008. The table and following discussion apply to directors who are not employees (outside directors). Employees who are directors (namely, Messrs. Morris and Berce) do not receive director fees or participate in director compensation. As stated in the footnotes to the following table, the amounts in the option awards column are based upon expenses recognized for financial reporting purposes in fiscal 2008 and do not represent the fair market value of the stock options or any actual income derived from such stock options.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John R. Clay	61,000	(5)	176,176	139,732	0	376,908
Ian M. Cumming	8,000	(6)	0	0	0	8,000
A.R. Dike	65,500	(7)	176,176	139,732	67,759	449,167
James H. Greer	65,500	(8)	176,176	139,732	106,359	487,767
Douglas K. Higgins	62,500	(9)	176,176	139,732	93,487	471,895
Kenneth H. Jones, Jr.	69,500	(10)	176,176	139,732	77,977	463,385
Justin R. Wheeler	8,000	(11)	0	0	0	8,000

(1)
In fiscal 2008, Messrs. Clay, Dike, Greer, Higgins and Jones received a $24,000 annual Board of Director retainer fee. The Audit Committee Chairman received a $4,000 annual retainer fee, and the Compensation Committee Chairman and Nominating and Corporate Governance Committee Chairman each received $3,000 annual retainer fees. In addition to the annual retainer, all outside directors received $4,000 for each Board meeting attended and received $1,500 for each Committee meeting attended.

(2)
The stock awards column sets forth the dollar amounts recognized in fiscal 2008 for financial statement reporting purposes for restricted stock units ("RSUs") in accordance with FAS 123R. During fiscal 2008, Messrs. Clay, Dike, Greer, Higgins and Jones have not realized any financial benefit from these awards. Under the Non-Employee Director Compensation Plan for Fiscal 2008, all outside directors received, on the date of the 2007 Annual Meeting of Shareholders, a long-term incentive equity award with a grant date equity value of approximately $175,000. In fiscal 2008, the equity granted was in the form of RSUs. The number of RSUs granted is determined by dividing the closing stock price on the grant date into the equity value and rounded up to the nearest 100. Accordingly, each outside director received 12,100 RSUs based on the closing price of the Company's Common Stock on October 25, 2007 of $14.56 per share. The grant was 50 percent vested on October 25, 2007 and the remaining 50 percent vested on April 25, 2008. The Common Stock to be issued in connection with the RSUs will be distributed upon the earliest to occur of (1) the board members' death, disability or separation from the board, (2) a change of control event, or (3) October 25, 2012.

(3)
The option awards column sets forth the dollar amounts recognized in fiscal 2008 for financial statement reporting purposes for stock options in accordance with FAS 123R. On November 5, 2003, the date of the Company's 2003 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted to each of Messrs. Clay, Dike, Greer, Higgins and Jones at an exercise price of $13.55 per share (the "2003 Stock Options"). On November 3, 2004, the date of the Company's 2004 Annual Meeting of Shareholders, options to purchase 20,000 shares of Common Stock were granted to each of Messrs. Clay, Dike, Greer, Higgins and Jones at an exercise price of $19.57 per share (the "2004 Stock Options"). During fiscal 2008 and in prior years, Messrs. Clay, Greer, Higgins and Jones have not realized any financial benefit from these awards. During fiscal 2006, Mr. Dike exercised all of the 2003 Stock Options, and the value realized on the exercise was $294,429. The value reflects the aggregate difference between the stock option exercise price and the prices of the Company's stock when the stock options were exercised and does not reflect the tax consequences of the exercise. As of June 30, 2008, based on the closing price of $8.62 per share of the Company's Common Stock on such date, the number of shares underlying the 2003 Stock Options and 2004 Stock Options and the value of such unexercised options for Messrs. Clay, Dike, Greer, Higgins and Jones are as follows:

Name	Shares of Common Stock Underlying the 2003 Stock Options and the 2004 Stock Options as of June 30, 2008 (#) Exercisable/Unexercisable	Value of the 2003 Stock Options and 2004 Stock Options as of June 30, 2008 ($) Exercisable/Unexercisable
John R. Clay	40,000/0	0/0
A.R. Dike	20,000/0	0/0
James H. Greer	40,000/0	0/0
Douglas K. Higgins	40,000/0	0/0
Kenneth H. Jones, Jr.	40,000/0	0/0
(4)
The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the outside director to the Company. The cost includes the average cost of fuel used, direct costs incurred (such as flight planning services, pilot expenses and food) and an hourly charge for maintenance of the engines and airframe. The outside directors are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, the outside directors are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to the outside director to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

(5)
Consists of $24,000 of annual retainer fees and $37,000 of meeting fees.

(6)
Consists of $8,000 of meeting fees.

(7)
Consists of $27,000 of annual retainer fees and $38,500 of meeting fees.

(8)
Consists of $24,000 of annual retainer fees and $41,500 of meeting fees.

(9)
Consists of $27,000 of annual retainer fees and $35,500 of meeting fees.

(10)
Consists of $28,000 of annual retainer fees and $41,500 of meeting fees.

(11)
Consists of $8,000 of meeting fees.

Director Stock Ownership Guidelines

        On April 27, 2004, the Board of Directors adopted stock ownership guidelines for each director as described in the Corporate Governance Guidelines. Each director is expected to own stock in the Company having a value that, by the third anniversary of the later of the adoption of the Corporate Governance Guidelines or his or her election to the Board, equals twice the director's annual retainer then in effect. Presently, all of the directors own more than the minimum number of shares necessary to comply with the director stock ownership guidelines. Messrs. Cumming and Wheeler were elected to the Board of Directors on March 4, 2008, and accordingly, Messrs. Cumming and Wheeler have until March 4, 2011 to own the requisite number of shares.

Corporate Governance

        The Board of Directors has adopted a Code of Business Conduct and Ethics to govern the conduct of all of the officers, directors and employees of the Company. The Board has also adopted Corporate Governance Guidelines, which detail the functions, activities and administration of the Board and its Committees. The Board has also adopted a Code of Ethical Conduct for Senior Financial Officers to govern the conduct of its senior financial officers. The Board has adopted charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Code of Business Conduct and Ethics, Corporate Governance Guidelines, Code of Ethical Conduct for Senior Financial Officers and the Committee charters can be accessed on the Company's website at www.americredit.com and are available in print to any shareholder who requests them.

        The Company has a Disclosure Committee, comprised of senior executives, to design, establish and maintain the Company's internal controls and other procedures with respect to the preparation of periodic reports filed with the SEC, earnings releases and other written information that the Company will disclose to the investment community ("Disclosure Documents"). The Disclosure Committee evaluates the effectiveness of the Company's disclosure controls and procedures on a regular basis and maintains written records of the disclosure controls and procedures followed in connection with the preparation of Disclosure Documents.

Director Independence

        The Board of Directors has determined that, with the exception of Messrs. Morris and Berce, all of its directors, including all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees, are "independent" as defined by the listing standards of the New York Stock Exchange currently in effect and all applicable rules and regulations of the SEC. Messrs. Morris and Berce are not independent because of the following:

        –    Mr. Morris is Chairman of the Board of the Company.

        –    Mr. Berce is President and Chief Executive Officer of the Company.

No director is deemed independent unless the Board affirmatively determines that the director has no material relationship with the Company, either directly or as an officer, shareholder or partner of an organization that has a relationship with the Company. In making its determination, the Board observes the criteria for independence established by the rules of the SEC and the New York Stock Exchange. In addition, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any director may have with the Company.

Procedures for Contacting Directors

        Shareholders and other interested parties who wish to communicate with the Board, including the presiding director of the non-management directors as a group, may do so by writing to AmeriCredit Corp., Board of Directors (or Chairman of the Nominating and Corporate Governance Committee, committee name or director's name, as appropriate), 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the Chairman of the Nominating and Corporate Governance Committee. Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chairman of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities are to be sent to the appropriate officer within the Company for review and investigation as appropriate. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director who wishes to review them.

Director Nomination Process

        In exploring potential candidates for directors, the Nominating and Corporate Governance Committee considers individuals recommended by members of the Nominating and Corporate Governance Committee, other directors, members of management and shareholders. The Committee is advised of all nominations that are submitted to the Company and determines whether it will further consider the candidates using the criteria described below.

        In determining the qualifications for members of the Board of Directors, the Nominating and Corporate Governance Committee will consider the following characteristics, as outlined in the Board's Corporate Governance Guidelines:

  Integrity and Accountability—Character is the primary consideration in nominating and evaluating an AmeriCredit Board member. Directors should demonstrate high ethical standards and integrity in their business and personal dealings, and be willing to act on, and remain accountable for their boardroom decisions.

  Informed Judgment—Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues. Directors should possess a high degree of intelligence, demonstrate prudent judgment and an awareness of the impact of their decisions on shareholders and other stakeholders.

  Financial Literacy—Directors should possess the ability to read and understand a balance sheet, income statement and cash flow statement and understand the use of financial ratios and other indices of financial performance.

  Mature Confidence—Directors should have the ability to work effectively as part of a team, valuing Board and team performance over individual performance. Openness to other opinions and willingness to listen are as important as the ability to communicate persuasively. Board members should work with each other responsibly, assertively and supportively and raise tough questions in a manner that encourages open discussion. The working relationship between members of the Board and between the Board and management should be characterized by mutual respect.

  Innovation—Directors should have the ability to provide counsel to management in developing creative solutions to problems facing the Company and in identifying innovative opportunities that can benefit the Company and its shareholders.

  Commitment—Directors should have commitment as demonstrated not only by attendance at Board meetings but by evident preparation and thoughtful participation in Board discussions, willingness to participate in urgent Board discussions on short notice, when applicable, and to be accessible to the Company's senior management and other Board members, as necessary, outside of Board meetings.

  Diversity—The ability to provide different perspectives on issues presented to the Board. Diversity inclusive of race, gender, culture, thought and geography helps insure that different perspectives are presented.

        After the Nominating and Corporate Governance Committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the Committee also reports on other candidates, if any, who were considered but not selected.

        Shareholders may nominate director nominees for consideration in accordance with the Company's Bylaws by writing to AmeriCredit Corp., Attention: J. Michael May, Secretary, 801 Cherry Street, Fort Worth, Texas 76102 and providing, with respect to the nominee, all information required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and with respect to the shareholder making the nomination, the name and address of the shareholder, the class and number of shares of the Company which are beneficially owned by the shareholder and which are owned of record by the shareholder. In order to be considered by the Nominating and Corporate Governance Committee with respect to nominees for the 2009 Annual Meeting of Shareholders, prospective nominee recommendations must be received by the Secretary between July 31, 2009 and August 30, 2009.

Policy on Attendance at Annual Meeting of Shareholders

        The Company does not have a stated policy, but encourages its directors to attend each annual meeting of shareholders. The Company may consider in the future whether it should adopt a more formal policy regarding director attendance at annual meetings. At the 2007 Annual Meeting of Shareholders held on October 25, 2007, all directors were present and in attendance.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served during fiscal 2008, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board or the Company's Compensation Committee.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Programs

        The Compensation Committee (the "Committee") of our Board of Directors is responsible for overseeing the establishment and implementation of our compensation policy and monitoring our compensation practices. The Committee ensures that the total compensation of our executive officers, specifically our CEO, is fair, reasonable and competitive. The Committee is directly responsible for reviewing and approving the corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those goals and objectives, determining and approving the CEO's compensation based on that evaluation and approving equity-based compensation programs for our executive officers.

        The Company was adversely affected by external events in fiscal 2008, including weakened economic conditions that adversely impacted performance of the Company's automobile loan portfolio and unprecedented disruptions in the capital markets. These adverse events also materially affected the compensation payable to our executive officers in fiscal 2008. As described in greater detail below, (1) annual performance-based cash bonus awards were not paid for fiscal 2008 and (2) the fiscal 2008 performance criteria contained in the restricted stock units granted in prior years were not achieved, which resulted in none of such awards vesting in fiscal 2008. Moreover, the Committee decided to postpone making annual long-term incentive awards, traditionally made in May, in fiscal 2008 and to evaluate the program with the assistance of its compensation consultant. As a result, executive compensation paid to the Named Executive Officers in fiscal 2008 consisted solely of base salary.

Objectives of Compensation Programs

        Our compensation programs are designed to align compensation with business objectives and performance, enabling us to attract, retain and reward executive officers and other key employees who contribute to our long-term success and motivate executive officers to enhance long-term shareholder value. We also strive to design programs to position AmeriCredit competitively in the market and industries where the Company competes for talent. We recognize that compensation programs must be understandable to be effective and that program administration and decision-making must be fair and equitable. We also recognize that compensation programs, specifically incentive-based programs, must evolve to reflect changing economic conditions and capital markets dynamics that may adversely affect the Company's overall performance, including what may be realistically achievable in the future.

Role of the Compensation Committee

        During fiscal 2008, the Committee reviewed and approved all compensation programs (including equity compensation) applicable to our executive officers, our overall strategy for employee compensation, and the specific compensation of our CEO and other executive team members which includes the Named Executive Officers and Mr. Steven P. Bowman, the Company's Executive Vice President, Chief Credit and Risk Officer. In the course of this review, the Committee considered our current compensation programs and whether to modify them or introduce new programs or elements of compensation in order to better meet our overall compensation objectives. As a result of an extensive review of compensation programs conducted by the Committee beginning in March 2005, the Committee, assisted by a compensation consultant that reported directly to the Committee, decided to add performance-based restricted stock units as a part of the long-term compensation program for all employees who are at the level of executive vice president and above starting in May 2006.

        The Committee has the authority to select, retain and terminate special counsel and other experts (including compensation consultants), as the Committee deems appropriate. The Committee has not utilized a compensation consultant since the review described above; however, the Committee has retained a compensation consultant for fiscal 2009.

Role of Executive Officers in Compensation Decisions

        While the Committee determines AmeriCredit's overall compensation philosophy and sets the compensation of our CEO, the other Named Executive Officers and Mr. Bowman, it relies on certain executive officers and compensation consultants, if retained by the Committee, to work within the compensation philosophy to make recommendations to the Committee with respect to compensation guidelines and specific compensation decisions. Our CEO also provides the Board and the Committee with his perspective on the performance of AmeriCredit's executive officers. Our CEO recommends to the Committee specific compensation amounts for executive officers other than himself, and the Committee considers those recommendations and makes the ultimate compensation decisions. Our CEO, CFO and other members of management regularly attend the Committee's meetings to provide perspectives on the competitive landscape and information regarding AmeriCredit's accomplishments as well as estimated future performance.

Role of Compensation Consultants

        As discussed above, the Committee retained Ernst & Young in March 2005 to, under the direction of the Committee, provide advice and resources to help develop our overall compensation strategy for fiscal 2006. As part of the engagement, the Committee directed the compensation consultants to work with the Vice President of Human Resources and other members of management to obtain information necessary for the consultants to evaluate management's input on compensation strategy and to formulate recommendations to the Committee. As part of its engagement, Ernst & Young evaluated proposed performance goals under the Senior Executive Bonus Plan ("SEBP") and equity and cash compensation levels, which included an analysis of the Company's performance and that of the Company's specified peer group. To facilitate making external compensation comparisons, Ernst & Young provided the Committee with competitive market data by analyzing publicly disclosed documents of companies in the specified peer group.

        For fiscal 2008, the Committee determined that it would not materially benefit from engaging an independent consultant. The Committee has engaged Ernst & Young to help evaluate an annual long-term incentive award program for the CEO and the executive officers for fiscal 2009.

Competitive Considerations

        In making decisions regarding each compensation element, the Committee considers the competitive market for executives and compensation levels provided by comparable companies with whom we compete for executive talent, principally consumer financial services firms and other automobile-related companies. The companies chosen for comparison may vary from one executive to the next, depending on the scope and nature of the business for which the particular executive is responsible. These businesses typically include BOK Financial Corporation, Capital One Financial Corporation, CarMax, Inc., CIT Group, Inc., Commerce Bancshares, Inc., CompuCredit Corp., Cullen/Frost Bankers, Inc., Lithia Motors, Inc., Penske Automotive Group, Inc. and Sonic Automotive, Inc. The Committee also looks to the salary information of other financial services companies in the United States whose annual revenues are comparable to ours and relies on salary surveys compiled by and purchased from compensation consultants and other providers of such data.

Executive Compensation Practices

        For fiscal 2008, executive compensation paid to the Named Executive Officers consisted solely of base salary. Our executive officers were also provided certain perquisites, as described below, and were also eligible to participate in our health and benefits plans, retirement plans and our employee stock purchase plan, which are generally available to all of our employees.

Base Salary

        Base salary is the fixed portion of executive pay and is set to reward individuals' current contributions to the Company and compensate them for their expected day-to-day performance. Our pay positioning strategy is to target annual base salary of the Named Executive Officers as a whole at approximately the 75th percentile levels of our peer group. For fiscal 2008, the annual base salary of the Named Executive Officers as a whole was slightly below the 75th percentile level of our peer group based upon reviews of publicly available information.

        Salaries are reviewed annually. The Committee reviews the base salary of the CEO. The CEO and the Committee review the base salaries of the other executive team members, including the Named Executive Officers. Merit increases are based on the executive's management and leadership effectiveness over the performance period, as well as any changes in the competitive market for that executive's position.

        Our CEO's employment agreement, as amended and restated in November 2005, set his minimum base salary at $950,000. The Committee is free to set his salary at a higher level if it deems appropriate; however, the Committee gave particular attention to Mr. Berce's request that his salary not be raised in fiscal 2008.

        In fiscal 2008, Mr. Morris' base salary was not increased, also at his request. Base salaries of Messrs. Miller, Floyd and Choate were increased, effective October 1, 2007, in light of our accomplishments in the preceding fiscal year, which included the Company's highest level of net income ever achieved during fiscal 2007. These base salaries were increased as follows:

Name	Fiscal 2008	Fiscal 2007
Preston A. Miller	485,000	465,000
Mark Floyd	485,000	465,000
Chris A. Choate	460,000	425,000

Short-Term Incentive-Based Cash Awards

        The SEBP is designed to align executive compensation with annual performance and to enable AmeriCredit to attract, retain and reward participants who contribute to AmeriCredit's success and motivate them to enhance the value of AmeriCredit. The SEBP provides our Named Executive Officers and other officers the opportunity to earn annual short-term incentive-based cash awards based on the Company's achievement of financial and operational objectives and other factors that the Committee may establish. The Committee has the sole discretion of establishing a bonus plan for a given year and paying cash bonus awards after the end of the fiscal year. The SEBP is designed to qualify awards under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC"). The SEBP was adopted by the Committee in August 2004, approved by the Board in September 2004 and approved by the Company's shareholders at the 2004 Annual Meeting of Shareholders.

        The Committee considers management's recommendations regarding the annual bonus plan, including the performance measures and targets and associated cash payouts, at a meeting during the first quarter of the fiscal year, usually held in September. When establishing the bonus plan for a given year, the Committee (1) reviews overall Company performance goals for the year; (2) establishes performance measures based on business criteria and target levels of performance; (3) establishes a formula for calculating a participant's award based on actual performance compared to pre-established performance goals; and (4) approves the target bonuses for SEBP participants who are senior officers, including the Named Executive Officers, expressed as a percentage of that individual's base salary. The Committee completes its review and approval process for a new bonus plan within the framework of Section 162(m) of the IRC, as discussed later in this report.

        Under the SEBP, the Committee established the following financial and operating performance metrics for fiscal 2008: (1) earnings per share ("EPS"), (2) return on managed assets ("ROMA") and (3) return on equity ("ROE"). If EPS does not reach a certain amount, no cash bonus is paid regardless of the achievement of the other performance goals. Each metric has performance levels set at the threshold, target, superior and maximum levels; however to achieve a specific level for EPS and ROMA, specific credit losses for that level must be reached. The metrics for EPS and ROMA were determined in relationship to expected improvements over the prior year's performance, taking into consideration changes in the automobile financing market and the Company's business model. The target level for each metric was set consistent with the mid-range of the Company's guidance for EPS as disclosed by the Company on August 8, 2007. Cash incentives at the target level are calibrated to the 50th percentile of the Company's peer group. If we exceed our target performance, the bonus amount at the "superior" level is then targeted at the 75th percentile of the Company's peer group as the Committee wishes to provide increased rewards consistent with increased performance.

        Because disclosure of specific targets under the SEBP would give competitors insight into areas where AmeriCredit is focusing on credit mix, pricing execution, credit loss management and productivity and would impair AmeriCredit's ability to leverage these actions for competitive advantages, the Company will not disclose the ROMA, ROE and credit loss targets utilized for fiscal 2008. These targets were set at aggressive levels to motivate high business performance and support attainment of longer-term financial objectives. These targets, individually or together, were designed to be challenging to attain. Knowledge of the targets could also be used by our competitors to take advantage of insight into specific areas to target the recruitment of key employees from AmeriCredit.

        We believe that a combination of financial and operational performance goals result in a more balanced approach to incenting executive performance. Two of the financial measures selected, EPS and ROMA, were chosen as performance measures because they are key metrics used by management to direct and measure the Company's business performance. Moreover, we believe that EPS measures are clearly understood by both our employees and shareholders, and that incremental EPS growth leads to the creation of long-term shareholder value. Since fiscal 2006, both short-term and long-term performance compensation programs employed by the Company have used EPS as a performance target. As such, a large percentage of Named Executive Officer cash and equity opportunities are tied to the achievement of EPS growth. In addition, measuring ROMA focuses our executives on the key components affecting the profitability of our automobile loan portfolio, such as executing loan pricing strategies, maintaining net interest margin and controlling credit losses and expenses. The 2008 SEBP also ties the potential annual incentive awards to operational performance goals. ROE measures the profitability of new loan originations during fiscal 2008 based on (i) actual loan pricing and fees, less forecasted losses, cost of funds, expenses and taxes and (ii) a fixed leverage factor consistent with the Company's expectation of the capital requirements necessary to fund new loan originations. For new originations, ROE incentivizes pricing discipline and execution and responsiveness to changes in cost of funds. Measuring credit losses reflect the Company's servicing and collection performance.

        For the fiscal 2008 SEBP, the Committee established the weighting of the performance metrics for the Named Executive Officers, as set out below:

Performance Goals	Weight
EPS	35%
ROMA	35%
ROE	30%

        The bonus target amounts, expressed as a percentage of base salary, are established for the Named Executive Officers each year, with a target between 75% and 100% of base salary and a maximum bonus opportunity between 150% and 200%. As stated above, no bonuses are paid if we do not meet the minimum EPS goal regardless of the achievement of the other performance goals.

        In August 2008, the Committee evaluated whether and to what extent the Company achieved the fiscal 2008 financial and operational performance goals. The Company failed to meet the minimum EPS goal under the fiscal 2008 SEBP. In fiscal 2008, the financial results for the Company and its peers were significantly impacted by the weakened economic environment which resulted in higher credit losses and loss provisioning. Consequently, the minimum EPS goal under the fiscal 2008 SEBP was not met, and the Committee determined that no cash bonus awards should be made under the fiscal 2008 SEBP. The "Summary Compensation Table" reflects this decision.

Long-Term Incentive Compensation

        We believe that a significant portion of compensation should be contingent on delivery of value to all shareholders. We believe that long-term compensation is a critical component of any executive compensation program because of the need to foster a long-term focus on the Company's financial results. Long-term compensation is an incentive tool that management and the Committee use to align the financial interests of officers to the creation of sustained shareholder value.

        In fiscal 2006, as described above, we restructured our long-term compensation program for employees who are at the level of executive vice president and above in order to create a stronger correlation between Company performance and long-term compensation. Specifically, we reduced our reliance on stock options by introducing a new element of equity compensation—grants of performance-based restricted stock units ("RSUs"). We believe the use of RSUs focuses executive officers' attention on multi-year financial goals, their individual contributions to the Company's success and stock price appreciation. As explained further below, we believe retention value is created by the three-year performance-based cycle for vesting of RSU grants and the holding period of the vested RSUs. The Company's deliberate move away from the broad use of stock options to RSUs as a performance-motivating tool also reflects changes in market practice and the financial accounting treatment of share-based compensation.

        In fiscal 2008, the Committee, in light of the Company's performance and ongoing disruptions in the capital markets, decided to postpone making long-term incentive compensation awards. The "Grants of Plan-Based Awards" table reflects this decision.

        The difficult environment for financial institutions that arose in fiscal 2008 will likely continue in fiscal 2009. This will require strong, motivated leadership to direct the Company through this uncertain period and necessitates that the Company retain its key executives. The Committee and our CEO discussed the need to retain its key executives that are critical to the Company. Following the Annual Meeting and assuming approval by shareholders of the 2008 Omnibus Incentive Plan, the Committee, with the assistance of its compensation consultant, will determine an appropriate level of long-term incentive compensation for executive officers for fiscal 2009, likely in the form of RSUs.

Employment Agreements

        The Company has employment agreements with each of Messrs. Morris, Berce, Miller, Floyd and Choate. For further discussion of these agreements, refer to "Executive Employment Agreements" below.

Retirement and Other Benefits

        We do not maintain a defined benefit retirement program or any supplement executive retirement plan ("SERP"). Instead, the Named Executive Officers and all other Company employees are eligible to participate in the Company's 401(k) Plan. The Named Executive Officers and certain other officers can also participate in the Company's non-qualified deferred compensation plan.

         401(k).    The Company maintains a 401(k) plan for all employees. The 401(k) plan is a tax-qualified savings plan pursuant to which all Company employees, including the Named Executive Officers can contribute a portion of their annual salary on a pre-tax basis to the 401(k) up to certain limits prescribed by the Internal Revenue Service. The Company will match 100% of the first 3% of contributed pay and 50% of the next 3% of contributed pay. All employee contributions to the 401(k) plan are fully vested upon contribution. Employees may select from among several mutual funds when investing their 401(k) account funds. Company matching contributions are typically made in Company Common Stock, vest over the first five years of an employee's service with the Company and are fully vested for employees who have five or more years of service. To the extent the employee is vested in the Company match, the employee may sell the Company stock and invest the proceeds in the 401(k) plan mutual funds.

         Non-Qualified Deferred Compensation Plan.    On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to non-qualified deferred compensation arrangements. The Company believes it is operating in good faith compliance with Section 409A of the IRC, which went into effect January 1, 2005. A more detailed discussion of the Company's non-qualified deferred compensation arrangements is provided under the heading "Non-Qualified Deferred Compensation."

Stock Ownership Guidelines for Executive Officers

        The Board of Directors has adopted stock ownership guidelines that are designed to encourage the accumulation of the Company's stock within a reasonable time from the date of hire or promotion by its executive officers and to further align executive officers' interests with those of our shareholders. The guidelines require that the executive officers, depending on their position, achieve a level of direct stock ownership with a valuation equal to a multiple of their base salary as set forth below; provided, however, that notwithstanding the valuation of the Company's shares at any given measurement date, the executive officers are not required to own a greater number of shares than reflected in the "Minimum Number of Shares To Be Directly Owned" column set forth below:

Position	Base Salary Multiple	Minimum Number of Shares To Be Directly Owned
Chairman, Chief Executive Officer and President	4X	150,000
Chief Financial Officer, Co-Chief Operating Officers and Chief Credit and Risk Officer	3X	60,000

        These guidelines, which were reviewed by the Committee in August 2008, are subject to periodic review to ensure that the levels are appropriate. Shares of the Company's stock directly owned by an executive officer and shares owned by an executive officer through the Company's 401(k) and employee stock purchase plan constitute qualifying ownership. Restricted stock units or restricted shares that have vested would also qualify. Stock options or stock appreciation rights are not counted towards compliance with the guidelines. The Committee will review the progress of each executive officer toward compliance with the guidelines and, in the event an officer is not making satisfactory progress, the Committee may reduce prospective equity incentive grants to such officer. Presently, all of the Named Executive Officers own more than the minimum number of shares necessary to comply with the stock ownership guidelines.

Perquisites and Personal Benefits

        We provide various personal benefits to our Named Executive Officers which are generally provided by other companies and become an expected component of the overall remuneration for executive talent, including:

  •
  Personal use of Company aircraft—Messrs. Morris and Berce are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, Messrs. Morris and Berce are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to Messrs. Morris and Berce to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

  •
  City Club membership—provided to Mr. Berce for business dining purposes. Monthly dues are reimbursable, but expressly excluded are initiation fees, food service (unless business related) and general assessments.

  •
  Accounting and legal services—provided to Messrs. Morris and Berce for professional accounting and/or legal services rendered personally to them.

  •
  Medical reimbursements for annual health check—provided to Messrs. Morris and Berce.

  •
  Additional life insurance policies—provided to Messrs. Berce, Miller, Floyd and Choate for executive term life insurance. In addition, the Committee has authorized the Company to reimburse Mr. Berce annually for the future premium payments on a life insurance policy and the related federal income taxes.

Personal benefit amounts are not considered annual salary for bonus purposes, deferred compensation purposes, 401(k) contribution purposes or employee stock purchase plan purposes.

        Attributed costs of the personal benefits for the Named Executive Officers for the year ended June 30, 2008 are included in the "All Other Compensation" column of the Summary Compensation Table and the footnotes to that table.

Accounting and Tax Matters

        Accounting and tax issues are explicitly considered in setting compensation policies, especially with regard to the Company's choice of long-term incentive grants. In the past, the Company chose to grant RSUs due in part to the fixed plan accounting treatment prescribed by Financial Accounting Standards Board Statement No. 123R, Share-Based Payment, ("FAS 123R") for those awards. The expense per share granted is substantially fixed at grant although actual forfeitures that differ from estimates can cause adjustments. The Company's performance relative to the pre-set EPS targets is reviewed each reporting period. Any necessary adjustments are recognized prospectively, based on the remaining term over which the restrictions are expected to lapse.

        As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the IRC which provides that we may not deduct compensation of more than

$1 million that is paid to certain individuals. This limitation does not apply to certain performance-based pay. The SEBP, under which executive officers' short-term incentive compensation is paid, was adopted by the Committee in August 2004, approved by the Board in September 2004 and approved by the Company's shareholders at the 2004 Annual Meeting of Shareholders. The SEBP is designed to qualify awards under Section 162(m) of the IRC.

        The Committee may, in certain situations, approve compensation that will not meet these deductibility requirements in order to ensure competitive levels of compensation for our executive officers.

Fiscal 2009 Compensation

        The principal components of executive compensation in fiscal 2009 will consist of base salary, performance-based cash bonus awards and performance-based long-term equity incentive awards. Although no decision has been made, an increase, if any, in base salaries of the Named Executive Officers will be modest. On August 27, 2008, the Committee approved the Officer Incentive Plan for Fiscal 2009 under the SEBP. The incentive objectives of the 2009 SEBP were set to motivate the executive officers to focus on (i) net income excluding non-recurring charges, (ii) return on equity relating to fiscal 2009 origination profitability, (iii) credit losses and (iv) operating expenses. The Committee approves changes in the performance goals from year to year, upon consultation with the CEO and other members of executive management, to focus the executives on objectives that are most critical in the upcoming fiscal year. As discussed above, the Committee will determine an appropriate level of long-term incentive compensation for executive officers for fiscal 2009, likely in the form of RSUs.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
DOUGLAS K. HIGGINS (CHAIRMAN) JOHN R. CLAY JAMES H. GREER KENNETH H. JONES, JR.

Summary Compensation Table

        The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years shown.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(1)(2)	SAR Awards ($)(1)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Clifton H. Morris, Jr.	2008	900,000	0	148,032	533,915	0	0	157,727	1,739,674
Chairman of the Board	2007	900,000	0	793,173	773,335	1,305,000	0	140,814	3,912,322
Daniel E. Berce	2008	950,000	0	148,032	533,915	0	0	156,637	1,788,584
President and Chief Executive Officer	2007	950,000	0	793,173	773,335	1,377,500	0	129,294	4,023,302
Preston A. Miller	2008	479,973	0	74,016	266,958	0	0	11,156	832,103
Executive Vice President, Co-Chief Operating Officer	2007	460,385	0	396,587	386,667	505,688	0	10,655	1,759,982
Mark Floyd	2008	479,973	0	74,016	266,958	0	0	2,387	823,334
Executive Vice President, Co-Chief Operating Officer	2007	460,385	0	396,587	386,667	505,688	0	11,600	1,760,927
Chris A. Choate	2008	451,202	0	74,016	266,958	0	0	10,605	802,781
Executive Vice President, Chief Financial Officer and Treasurer	2007	417,308	0	396,587	386,667	462,188	0	10,380	1,673,130

(1)
The restricted stock unit awards column and SAR awards column set forth the dollar amounts recognized in fiscal 2008 for financial statement reporting purposes for the performance-based restricted stock units ("RSUs") and stock appreciation rights ("SARs") in accordance with FAS 123R. During fiscal 2008, the Named Executive Officers have not realized any financial benefit from these awards.

(2)
Amounts shown reflect the expense recognized by the Company for financial statement reporting purposes in accordance with FAS 123R with respect to RSUs granted on May 31, 2006, which are subject to the Company's achievement of pre-established EPS targets over the fiscal 2007-2009 performance period. On August 9, 2007, the Compensation Committee certified the achievement of the EPS target at the maximum level for the fiscal 2007 performance period. However, the distribution of the shares is mandatorily deferred, pursuant to the terms of the grant agreements, until the earliest to occur of: (i) five (5) years from the date of the grant, (ii) the date of a change in control, (iii) the Named Executive Officer's death or disability, or (iv) the date of the Named Executive Officer's separation from employment.

(3)
Amounts shown reflect the expense recognized by the Company for financial statement reporting purposes in accordance with FAS 123R with respect to SARs granted to the Named Executive Officers on March 8, 2005, which expire five years after the grant date. The SARs became exercisable 25% on June 30, 2005, 25% on March 8, 2007 and 50% on March 8, 2008. The SARs have a conversion price of $24.03, the closing price on the grant date. The SARs entitle the Named Executive Officers to receive shares of Common Stock from the Company equal in value to the difference between the exercise price and the price on the day they are exercised, multiplied by the number of SARs exercised. As of June 30, 2008, based on the closing price of $8.62 per share of the Company's Common Stock on such date, the number of SARs and the value of such SARs for the Named Executive Officers are as follows:

Name	Number of SARs as of June 30, 2008 (#) Exercisable/Unexercisable	Value of SARs as of June 30, 2008 ($) Exercisable/Unexercisable
Clifton H. Morris, Jr.	160,000/0	0/0
Daniel E. Berce	160,000/0	0/0
Preston A. Miller	80,000/0	0/0
Mark Floyd	80,000/0	0/0
Chris A. Choate	80,000/0	0/0
(4)
All other compensation consists of the following on a per executive basis for fiscal 2008:

		Perquisites
Name	Contribution to 401(k) Plan ($)	Personal Use of Aircraft ($)(a)	Accounting and Legal Services ($)(b)	City Club Membership ($)(c)	Medical Reimbursement ($)(d)	Additional Life Insurance Policies ($)(e)	Total ($)
Clifton H. Morris, Jr.	10,125	137,675	7,868	0	2,059	0	157,727
Daniel E. Berce	10,125	70,936	7,868	2,356	2,708	62,644	156,637
Preston A. Miller	10,125	0	0	0	0	1,031	11,156
Mark Floyd	0	0	0	0	0	2,387	2,387
Chris A. Choate	10,125	0	0	0	0	480	10,605

  (a)
  The amounts represent the incremental cost of personal use of Company aircraft to the extent not reimbursed by the executive to the Company. The cost includes the average cost of fuel used, direct costs incurred (such as flight planning services, pilot expenses and food) and an hourly charge for maintenance of the engines and airframe. Messrs. Morris and Berce are entitled to certain hours of use of the Company's aircraft for personal reasons in accordance with the Company's usage policy approved by the Board of Directors and pursuant to a signed dry lease agreement which is governed by FAA regulations. For each flight in excess of the allocated personal use flight hours, Messrs. Morris and Berce are required to reimburse the Company for operating costs associated with personal aircraft usage which are based on an hourly rate and include estimates for costs that are specifically defined by the FAA regulations pursuant to dry lease agreements. Personal use is treated as taxable compensation to Messrs. Morris and Berce to the extent the Internal Revenue Service valuation of the personal aircraft usage exceeds the payments pursuant to the dry lease agreement.

  (b)
  The amounts represent payments by the Company to reimburse the executive for professional accounting and legal services.

  (c)
  The amounts represent the monthly dues for a city club membership.

  (d)
  The amounts represent payments by the Company to the executive for medical expenses which are not reimbursed to the executive by the Company's health insurance plan.

  (e)
  The amounts disclosed in this column for fiscal 2008 include the payment by the Company of premiums for term life insurance on behalf of Mr. Berce, $1,140; Mr. Miller, $1,031; Mr. Floyd, $2,387; and Mr. Choate, $480. In addition, the Compensation Committee has authorized the Company to reimburse Mr. Berce for the future premium payments on a life insurance policy and the related federal income taxes. In fiscal 2008, this amount was $61,504.

Grants of Plan-Based Awards

        The following table sets forth plan-based awards granted to the Named Executive Officers of the Company during fiscal 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)
									Exercise or Base Price of Option Awards
										Grant Date Fair Value ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Clifton H. Morris, Jr.	N/A	0	0	0	0	0	0	0	0	0
Daniel E. Berce	N/A	0	0	0	0	0	0	0	0	0
Preston A. Miller	N/A	0	0	0	0	0	0	0	0	0
Mark Floyd	N/A	0	0	0	0	0	0	0	0	0
Chris A. Choate	N/A	0	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

        The following tables provide information concerning unexercised options, stock appreciation rights ("SARs") and performance-based restricted stock units ("RSUs") that have not vested as of June 30, 2008.

	Option Awards
Name	Option/SAR Grant Date	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options/SARs (#)	Option/SAR Exercise Price ($)	Option /SAR Expiration Date
Clifton H. Morris, Jr.	03/08/2005	160,000			24.03	03/08/2010
Daniel E. Berce	03/08/2005	160,000			24.03	03/08/2010
Preston A. Miller	08/06/1998	18,400			17.00	08/06/2008
	04/27/1999	21,500			17.44	04/27/2009
	04/24/2000	30,000			18.13	04/24/2010
	05/01/2001	12,800			45.27	05/01/2011
	11/06/2001	31,100			16.10	11/06/2011
	03/08/2005	80,000			24.03	03/08/2010
Mark Floyd	04/27/1999	5,160			17.44	04/27/2009
	04/24/2000	9,900			18.13	04/24/2010
	08/01/2000	11,440			21.00	08/01/2010
	05/01/2001	7,700			45.27	05/01/2011
	10/05/2001	4,300			35.00	10/05/2011
	10/05/2001	15,000			35.00	10/05/2011
	03/08/2005	80,000			24.03	03/08/2010
Chris A. Choate	04/27/1999	17,200			17.44	04/27/2009
	02/03/2000	23,000			16.38	02/03/2010
	04/24/2000	19,300			18.13	04/24/2010
	05/01/2001	12,800			45.27	05/01/2011
	11/06/2001	31,100			16.10	11/06/2011
	03/08/2005	80,000			24.03	03/08/2010

	Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Clifton H. Morris, Jr.	05/31/2006			34,667	298,830
	05/01/2007			80,667	695,350
Daniel E. Berce	05/31/2006			34,667	298,830
	05/01/2007			80,667	695,350
Preston A. Miller	05/31/2006			17,334	149,419
	05/01/2007			40,334	347,679
Mark Floyd	05/31/2006			17,334	149,419
	05/01/2007			40,334	347,679
Chris A. Choate	05/31/2006			17,334	149,419
	05/01/2007			40,334	347,679

(1)
The stock awards listed in this column include the RSUs allocated to the 2009 performance period for the May 31, 2006 grant (the "2006 Grant") and the RSUs allocated to the 2009 and 2010 performance periods, respectively, for the May 1, 2007 grant (the "2007 Grant"). During fiscal 2008, the Company's performance relative to the pre-determined EPS targets in the 2006 Grant and the 2007 Grant was reviewed each quarter. For fiscal 2008, due to the Company's determination that the performance conditions in the 2006 Grant and the 2007 Grant would not be met, the Company did not recognize any expense in accordance with FAS 123R with respect to the RSUs allocated to the fiscal 2008 performance period and treated such RSUs as forfeited awards.

(2)
The value shown is based on the closing price of the Company's Common Stock on June 30, 2008 of $8.62 per share.

Option Exercises and Stock Vested Table

        The following table provides information for the Named Executive Officers on (1) the aggregate stock options exercised during fiscal 2008, including the number of shares acquired on exercise and the value realized, and (2) the aggregate number of shares acquired upon the vesting of performance-based restricted stock units and the value realized.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Exercise (#)(2)	Value Realized on Vesting ($)(3)
Clifton H. Morris, Jr.	256,000	(4)	1,433,898	34,666	920,036
Daniel E. Berce	256,000	(5)	1,140,713	34,666	920,036
Preston A. Miller	0		0	17,333	460,018
Mark Floyd	50,000	(6)	278,090	17,333	460,018
Chris A. Choate	0		0	17,333	460,018

(1)
Values reflect the aggregate difference between the stock option exercise prices and the prices of the Company's stock when the stock options were exercised and do not reflect the tax consequences of the exercise.

(2)
The RSUs granted on May 1, 2007 are subject to the Company's achievement of pre-established EPS targets over the fiscal 2007-2009 performance period. On August 9, 2007, the Committee certified the achievement of the EPS target at the maximum level for the fiscal 2007 performance period. As a result of this certification, Messrs. Morris and Berce are each entitled to 34,666 shares and Messrs. Miller, Floyd and Choate are each entitled to 17,333 shares. The distribution of the shares is mandatorily deferred, pursuant to the terms of the grant agreements, until the earliest to occur of: (i) five (5) years from the date of the grant, (ii) the date of a change in control, (iii) the Named Executive Officer's death or disability, or (iv) the date of the Named Executive Officer's separation from employment.

(3)
As discussed in footnote 2 above, the distribution of the shares is mandatorily deferred, pursuant to the terms of the grant agreements. The value shown is based on the closing price of the Company's Common Stock on August 9, 2007 of $26.54 per share.

(4)
Mr. Morris exercised 66,000 stock options at an exercise price of $8.50. These stock options had an expiration date of May 28, 2008. Mr. Morris also exercised 190,000 stock options at an exercise price of $8.79. These stock options had an expiration date of May 28, 2008.

(5)
Mr. Berce exercised 66,000 stock options at an exercise price of $8.50. These stock options had an expiration date of May 28, 2008. Mr. Berce also exercised 190,000 stock options at an exercise price of $8.79. These stock options had an expiration date of May 28, 2008.

(6)
Mr. Floyd exercised 50,000 stock options at an exercise price of $8.79. These stock options had an expiration date of May 28, 2008.

Pension Benefits

        We do not have a defined benefit pension plan for our employees and have not included a table disclosing the actuarial present value of each Named Executive Officer's accumulated benefits under defined benefit pension plans, the number of years of credited service under each such plan and the amount of pension benefits paid to each Named Executive Officer during the year. We also do not have a SERP for our employees. The only retirement plans available to the Named Executive Officers were our qualified 401(k) plan, which is available to all employees and a non-qualified deferred compensation plan, which is available to certain officers. The non-qualified deferred compensation plan is described in "Compensation Discussion and Analysis—Retirement and Other Benefits" and in the "Non-Qualified Deferred Compensation" section, which follows.

Non-Qualified Deferred Compensation

        The Company sponsors a non-qualified deferred compensation plan. The Deferred Compensation Plan II ("DCP II") is a voluntary non-qualified deferred compensation plan. Compensation eligible to be deferred into the DCP II includes base annual salary and cash payments under the Senior Executive Bonus Plan ("SEBP"). The DCP II is a successor plan to the Company's Deferred Compensation Plan (the "DCP," and together with DCP II, the "DCP Plans"), which was frozen on December 31, 2004.

        The following table shows the contributions, earnings and account balances for the Named Executive Officers participating in the Company sponsored non-qualified deferred compensation program:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distibutions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)
Clifton H. Morris, Jr.	0	0	0	0	0
Daniel E. Berce	0	0	(73,496)	2,307,449	369,336
Preston A. Miller	59,077	0	(59,593)	0	482,895
Mark Floyd	0	0	0	0	0
Chris A. Choate	0	0	(124,430)	0	1,139,203

(1)
For Mr. Miller, the contributions were from his fiscal 2008 base salary and are included in the Summary Compensation Table under "Salary."

(2)
The aggregate earnings reflect dividends and investment gains and losses on the DCP funds and/or DCP II funds as selected by Messrs. Berce, Miller and Choate and are not included in the Summary Compensation Table.

(3)
Amounts shown reflect a distribution from the DCP and DCP II.

Deferred Compensation Plan II

        DCP II was adopted by the Compensation Committee effective on January 1, 2005, and is the successor plan to the DCP, which was frozen effective December 31, 2004. The DCP II has participation and distribution provisions intended to comply with the regulations issued under Section 409A of the IRC. Participants' accounts in the legacy DCP continue to be credited with earnings on the same basis as accounts in the DCP II.

        Participants may voluntarily elect to participate in the DCP II. Participation is open to vice presidents and above. For fiscal year 2008, approximately 100 employees were eligible to participate in DCP II. Of the Named Executive Officers, Mr. Miller participated in the program in fiscal 2008.

        Participants may elect to defer into the DCP II up to 100% of their base annual salary and up to 100% of their annual SEBP payment. An election to participate is valid for only one calendar year. Participants are always fully vested in the amounts credited to the their accounts in the DCP II. AmeriCredit currently does not make and has not made any contributions to the participants' accounts under the DCP Plans.

        The Company computes deemed investment gain or loss under the different investment funds available based on the actual investment performance of the funds selected by the participants. Participants in the DCP II have the option to direct their individual deferrals among 25 different investment funds made available by the plan. Distributions under the DCP II may be made to executives according to their respective elected schedule for distribution, or upon termination of employment, change in control, or certain other events.

        The DCP II is a successor plan to the Company's DCP, which was frozen on December 31, 2004. No additional participants are permitted to enter the DCP and no compensation is taken into account after this date. Messrs. Berce, Miller and Choate were previous participants in the DCP and, as such, returns on these investments are reported for fiscal 2008. Participants in the DCP have the option to direct their individual deferrals among 25 different investment funds made available by the plan.

        Employees who elect to participate in DCP II must also make a distribution election at the same time they select their level of participation. Separate elections as to timing and form of payment can be made for separations from service due to retirement, disability or death. The participant can elect the time payments start—in a particular year or some designated fixed number of years following the separation from service. The participant may also elect from one to ten annual payments. Distributions under the DCP Plans are subject to ordinary income taxes.

        The DCP Plans are not directly supported by Company assets. Amounts paid under these plans are paid from the Company's general corporate funds, and each participant and his or her beneficiaries are unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligation.

Executive Employment Agreements

        The Company entered into employment agreements with each of Messrs. Morris, Berce, Miller, Floyd and Choate that provide for, among other things, the term of employment, compensation and benefits payable during the term of the agreement as well as for specified payments in case of termination of employment. In each case, the agreement provides that the executive will participate in all compensation and benefit programs made available to all executive officers. The terms and conditions of each employment agreement were negotiated between the Company and the respective executive. The Company believes that the terms and conditions of the employment agreements are appropriate in order to retain the executives. On November 2, 2005, the Compensation Committee approved the amended and restated employment agreements primarily to ensure that post-employment payments and benefits under the agreements comply with the regulations issued under Section 409A of the IRC, a new section of the Code that governs certain deferred compensation and severance arrangements.

        The descriptions that follow are qualified in their entirety by the agreements themselves, which have been included as exhibits to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2005, as filed with the SEC on November 8, 2005.

        These agreements, as amended and restated in fiscal 2006, contain terms that renew annually for successive five year periods (ten years in the case of Mr. Morris). These agreements provide for base salaries which may be increased by the Compensation Committee in its sole discretion and the right to participate in bonus and other compensation and benefit arrangements. As of June 30, 2008, the base salaries for Messrs. Morris, Berce, Miller, Floyd and Choate were $900,000, $950,000, $485,000, $485,000 and $460,000, respectively.

        Pursuant to the agreements, in the event of termination of employment due to the executive's voluntary termination or in the event of termination by the Company for due cause, the executive will be entitled to receive his pro rata base salary plus all earned and vested bonuses through the date of termination. In the event of termination of employment due to disability or death, Messrs. Morris and Berce or his respective estate will be entitled to receive his base salary for one year (base salary for six months for Messrs. Miller, Floyd and Choate or his respective estate) following the date of termination. In the event of termination by the Company without cause, the employment agreements for Messrs. Morris and Berce provide that the employee will be entitled to receive the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary. In the event of termination by the Company without cause, the employment agreements for Messrs. Miller, Floyd and Choate provide that the employee will be entitled to receive an amount equal to his current year's base salary (undiscounted). "Salary" means the sum of (i) the base salary paid to the executive and (ii) annual cash bonus or other cash incentive compensation paid to the executive. "Due cause" includes intentional misapplication of Company funds, conviction of a crime involving moral turpitude, use or possession of any controlled substance or abuse of alcoholic beverages, violation of his obligations under the employment agreement and willful and deliberate malfeasance or gross negligence in performance of his duties.

        In the event of a change of control (as defined below) of the Company and the subsequent termination of the executive without due cause or voluntary termination by the executive during the twelve (12) months following the change of control, the executive will be entitled to receive the remainder of his current year's salary (undiscounted) plus the discounted present value (employing an interest rate of 8%) of two additional years' salary.

        Under the employment agreements, a change in control would include any of the following:

  •
  on the date that any one person, or more than one person acting as a group, acquires ownership of stock of AmeriCredit that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of AmeriCredit;

  •
  on the date that a majority of the members of AmeriCredit's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of AmeriCredit's Board of Directors prior to the date of the appointment or election; or

  •
  on the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from AmeriCredit that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of AmeriCredit immediately prior to such acquisition or acquisitions.

        The agreements have incorporated language requiring compliance with Section 409A of the IRC which could result in delays of the payments discussed above.

        Included in the employment agreement for Messrs. Morris and Berce is a covenant of the employee not to compete with the Company during the term of his employment and for a period of three years from the date on which he ceased to be employed as a result of a termination for due cause, termination of his employment by the Company at any time for any reason whatsoever, even without due cause, or voluntary termination unless such voluntary termination occurs within twelve months after a change in control. Included in the agreement for Messrs. Miller, Floyd and Choate is a similar covenant of the employee not to compete with the Company during the term of his employment and for a period of one year thereafter.

Potential Payment upon Termination or Change of Control

        The following tables show potential payments to the Named Executive Officers under the existing agreements, plans or arrangements for various scenarios involving a termination of employment or change of control, assuming a June 30, 2008 termination date and, where applicable, using the closing price of our Common Stock of $8.62 (as reported on the New York Stock Exchange as of June 30, 2008).

Clifton H. Morris, Jr.

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-08	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	4,469,669	4,469,669	900,000	900,000
Long Term Incentives
Restricted Stock Units
2007-2009 (performance period)	0	0	298,830	298,830	298,830
2008-2010 (performance period)	0	0	695,350	695,350	695,350
Other Benefits:
Disability Insurance Benefits	0	0	0	125,800	0
Life Insurance Proceeds	0	0	0	0	50,000
Total:	0	4,469,669	5,463,849	2,019,980	1,944,180

Daniel E. Berce

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-08	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	4,740,459	4,740,459	950,000	950,000
Long Term Incentives
Restricted Stock Units
2007-2009 (performance period)	0	0	298,830	298,830	298,830
2008-2010 (performance period)	0	0	695,350	695,350	695,350
Other Benefits:
Disability Insurance Benefits	0	0	0	1,215,800	0
Life Insurance Proceeds	0	0	0	0	550,000
Total:	0	4,740,459	5,734,639	3,159,980	2,494,180

Preston A. Miller

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-08	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	485,000	1,867,671	242,500	242,500
Long Term Incentives
Restricted Stock Units
2007-2009 (performance period)	0	0	149,419	149,419	149,419
2008-2010 (performance period)	0	0	347,679	347,679	347,679
Other Benefits:
Disability Insurance Benefits	0	0	0	2,405,800	0
Life Insurance Proceeds	0	0	0	0	550,000
Total:	0	485,000	2,364,769	3,145,398	1,289,598

Mark Floyd

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-08	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	485,000	1,867,671	242,500	242,500
Long Term Incentives
Restricted Stock Units
2007-2009 (performance period)	0	0	149,419	149,419	149,419
2008-2010 (performance period)	0	0	347,679	347,679	347,679
Other Benefits:
Disability Insurance Benefits	0	0	0	1,097,000	0
Life Insurance Proceeds	0	0	0	0	550,000
Total:	0	485,000	2,364,769	1,836,598	1,289,598

Chris A. Choate

Executive Benefits and Payments Upon Termination or Change of Control as of 6-30-08	Voluntary Termination/ Termination for Due Cause ($)	Involuntary Not for Due Cause Termination ($)	Change of Control ($)	Disability ($)	Death ($)
Compensation:
Salary (Base Salary and Bonus)	0	460,000	1,682,331	230,000	230,000
Long Term Incentives
Restricted Stock Units
2007-2009 (performance period)	0	0	149,419	149,419	149,419
2008-2010 (performance period)	0	0	347,679	347,679	347,679
Other Benefits:
Disability Insurance Benefits	0	0	0	2,315,800	0
Life Insurance Proceeds	0	0	0	0	550,000
Total:	0	460,000	2,179,429	3,042,898	1,277,098

        Below is a description of the assumptions that were used in creating the tables above.

Base Salary and Incentive-Based Cash Bonus

        The amounts of these elements of compensation are governed by the employment agreements. See "Executive Employment Agreements" herein above. In addition, the meaning of "change of control" as used in the tables is set forth in the employment agreements.

Restricted Stock Units

        The amounts pertaining to the performance-based restricted stock units ("RSUs") are governed by the terms of their respective awards.

        For RSU amounts, the tables provide values for RSUs which would become vested upon termination events shown in the tables. RSUs vest 100% upon a change of control, disability or death and are paid at the maximum level. Upon termination of the Named Executive Officer's employment by the Company for any reason, any unvested RSUs subject to the award are forfeited. The values are calculated by multiplying the unvested amounts of restricted stock units by $8.62, the closing market price of AmeriCredit stock on June 30, 2008. The amounts of unvested RSUs are set forth in the table "Outstanding Equity Awards at Fiscal Year-End" herein above. The amounts include RSUs at the maximum level for the fiscal 2009 performance period and for the fiscal 2010 performance period. The amounts exclude vested RSUs that are manditorily deferred.

Other Benefits

        The amounts of Disability Insurance Benefits are based upon disability payments the executive would receive if he remained disabled for the maximum period covered by third-party insurance policies.

        The amounts of the Life Insurance Proceeds are based upon life insurance policies provided by the Company.

        The non-qualified deferred compensation amounts are fully vested at all times and are governed by the distribution elections made by the executives.

Section 16(a) Beneficial Ownership Reporting Compliance

        The Company's executive officers and directors are required to file under the Securities Exchange Act of 1934, as amended, reports of ownership and changes of ownership with the SEC. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended June 30, 2008, all filing requirements applicable to its executive officers and directors were met.

Certain Relationships and Related Transactions

        When customers default on automobile loans, the Company uses the services of independent contractors for the recovery and repossession of the financed vehicles. These independent contractors are selected from a group of qualified agencies with whom the Company maintains ongoing relationships. The Company uses the services of more than 250 different agencies. During fiscal 2008, the Company engaged four vehicle recovery agencies controlled by Clifton H. Morris, III, an adult son of Mr. Clifton H. Morris, Jr., Chairman of the Board of the Company. A per vehicle payment is made pursuant to a fee schedule submitted by these four agencies for each recovery, repossession or other service performed. The Company considers the fees charged by these companies to be competitive and reasonable. During fiscal 2008, payments by the Company to these four agencies totaled $1,256,480. In fiscal 2008, the Nominating and Corporate Governance Committee, consisting entirely of independent directors, reviewed the Company's relationship with these four agencies, made a report relating to the Company's relationship to the Board of Directors and will continue to monitor this relationship.

        On March 4, 2008, the Company and Leucadia National Corporation ("Leucadia") entered into an agreement (the "Agreement") regarding Leucadia's ownership of 25% or more of the Company's outstanding Common Stock. Under the terms of the Agreement, the Company agreed to create two additional director positions on its Board of Directors and to elect two representatives designated by Leucadia to fill the two new positions. The Company also agreed that it will not increase the size of its Board of Directors to more than nine, without the approval of both a majority of the directors unaffiliated with Leucadia and Leucadia's designated directors. These provisions will terminate if Leucadia subsequently sells or otherwise disposes of shares of Common Stock and as a result owns less that 25% of the outstanding Common Stock of the Company. The Company has also agreed to file one or more registration statements with the SEC regarding the shares owned by Leucadia, if requested by Leucadia and upon certain terms and conditions. The Company filed such a registration statement with the SEC on May 23, 2008.

        The Agreement also provides that Leucadia will not acquire more than 29.9% of the Company's outstanding Common Stock, subject to certain exceptions, and will forebear from taking actions concerning business combinations with the Company or concerning the composition of the Company's Board of Directors, without the approval of a majority of the directors not affiliated with Leucadia. Other provisions of the Agreement govern the orderly disposition of the Company's Common Stock by Leucadia, should Leucadia choose to do so. The Agreement expires on March 3, 2010, subject to certain events that would cause earlier termination of these restrictions, including such earlier time as Leucadia beneficially owns less than 5% of the Company's Common Stock.

        Also on March 4, 2008, the Company's Board of Directors amended its Bylaws, created two new director positions and elected Ian M. Cumming and Justin R. Wheeler to fill those positions. Mr. Wheeler was elected for a term expiring in 2008, and Mr. Cumming was elected for a term expiring in 2009, pursuant to the provisions of the Agreement. Both Mr. Cumming and Mr. Wheeler are officers of Leucadia and Mr. Cumming is Chairman of Leucadia's Board of Directors.

 PROPOSAL TO AMEND AMERICREDIT CORP.'S
ARTICLES OF INCORPORATON TO INCREASE THE AUTHORIZED
NUMBER OF SHARES OF COMMON STOCK FROM 230,000,000 TO 350,000,000
(Item 2)

Current Use of Shares

        The Company's Articles of Incorporation currently authorizes the issuance of 230,000,000 shares of Common Stock, par value of $.01 per share. As of June 30, 2008, 118,766,250 shares were issued (including 2,454,534 treasury shares), and another 90,450,826 shares were reserved for issuance pursuant to future grants under the Company's equity-based compensation plans, subject to unexercised stock options granted pursuant to the Company's equity-based compensation plans, reserved for issuance under the Company's employee stock purchase plan, reserved under certain indentures relating to convertible debt securities or reserved for issuance under a warrant agreement. Shares reserved for issuance in connection with the Company's convertible debt securities and a warrant agreement are approximately 82,132,568 shares and include shares reserved for potential share issuance under the convertible debt securities and shares reserved for support for the anti-dilution provisions contained in such securities and warrant agreement. Although the Company does not anticipate triggering these anti-dilution provisions and actually issuing these reserved shares to the holders of such convertible securities and warrant, such shares are nonetheless reserved for such contingency and are not available for other purposes by the Company. This leaves the Company with only 20,782,924 shares currently available for other purposes.

        The Company may choose to offer, from time to time, debt securities, shares of preferred stock, shares of common stock, depositary shares representing preferred stock or warrants for debt and equity securities on such terms as the Board deems appropriate. Any such issuance of equity securities by the Company would further deplete the remaining number of authorized shares.

Proposed Amendment

        The Board believes that the current number of authorized shares is inadequate. Accordingly, on August 6, 2008, the Board of Directors unanimously adopted a resolution setting forth a proposed amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 230,000,000 to 350,000,000. No changes are proposed to increase the amount of authorized preferred shares of the Company. The resolution adopted by the Board of Directors presented for approval by the shareholders at the Annual Meeting is set forth below:

        RESOLVED, that Section 4.1 of Article IV of the Articles of Incorporation of the Company be amended so that, as amended, Section 4.1 shall read in its entirety as follows:

  "4.1 The aggregate number of shares which the corporation shall have authority to issue is Three Hundred Seventy Million (370,000,000) shares divided into: one class of Three Hundred Fifty Million (350,000,000) shares of Common Stock of the par value of one cent ($0.01) per share, and one class of Twenty Million (20,000,000) shares of Preferred Stock of the par value of one cent ($0.01) per share which may be divided into and issued in series as described herein."

Purposes and Possible Effects of the Proposed Amendment

        The Board of Directors believes that the Company's Articles of Incorporation should be amended to allow the Company flexibility to issue additional shares of Common Stock as well as other forms of equity-linked offerings for corporate purposes as considered appropriate by the Board of Directors. Such future activities may include, without limitation, possible future financing and acquisition transactions, raising additional capital for operations of the Company, secondary offerings, convertible debt offerings, warrant offerings, stock splits or stock dividends and grants under the Company's equity-based compensation plans. As of the date on which this Proxy Statement is being mailed, there are no arrangements, agreements or understandings for the issuance or use of any such additional shares of authorized Common Stock.

        The Board of Directors believes that the proposed amendment will provide several long-term advantages to the Company and its shareholders. The passage of the proposed amendment would enable the Company to pursue financings or enter into transactions which the Board of Directors believes provide the potential for growth and profit or provide necessary capital resources and liquidity to support the Company's funding of automobile finance receivables in securitization transactions. If additional authorized shares are available, transactions dependent upon the issuance of additional shares are less likely to be undermined by delays and expenses occasioned by the need to obtain shareholder authorization to provide the shares necessary to consummate such transactions. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means or forgo an investment opportunity altogether.

        The proposed amendment could have an anti-takeover effect, although this is not the intent of the Board of Directors. As indicated above, the purpose of the increase in authorized Common Stock is to provide the Company with flexibility to issue shares of Common Stock for corporate purposes as the Board deems appropriate, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that the Company could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent shareholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

        Additional shares of Common Stock authorized pursuant to this proposal would be identical in all respects to the Common Stock currently authorized.

        Shareholders do not have preemptive rights or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future. If the Board of Directors elects to issue additional shares of Common Stock, such issuance may, depending on the circumstances, have a dilutive effect on the earnings per share and other interests of the existing shareholders.

Vote Necessary to Approve the Proposed Amendment

        Under the Texas Business Corporation Act, adoption of the proposed amendment requires the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote at the Annual Meeting. The effect of an abstention is the same as that of a vote against the approval of the proposed amendment.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSAL TO AMEND AMERICREDIT CORP.'S ARTICLES OF INCORPORATON TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 230,000,000 TO 350,000,000.

PROPOSAL TO APPROVE
THE 2008 OMNIBUS INCENTIVE PLAN FOR AMERICREDIT CORP.
(Item 3)

        For several years, the Company has utilized stock options, stock appreciation rights, restricted stock awards and restricted stock units as a key part of its overall compensation strategy for employees, including executive officers and key managers, and non-employee directors. On August 6, 2008, the Compensation Committee of the Board of Directors (the "Committee") approved the 2008 Omnibus Incentive Plan for AmeriCredit Corp. (the "2008 Plan"). The Board of Directors has ratified the action of the Committee and directed that the 2008 Plan be submitted to the shareholders of the Company for approval and adoption.

        The material features of the 2008 Plan are discussed below. The full text of the 2008 Plan is attached as Appendix A to this Proxy Statement.

Purpose of the 2008 Plan

        The primary purpose of the 2008 Plan is to continue attracting, retaining and motivating the employees of the Company by enabling such employees to participate, through equity ownership, in the long-term growth and financial success of the Company. In addition, the 2008 Plan will enable the Company to continue to provide additional incentives to attract and retain qualified and competent non-employee directors.

        Long-term incentive compensation has been a key component of the Company's compensation philosophy for officers since inception of the Company's automobile finance lending business in September 1992. The Board of Directors believes that long-term equity awards have been critical in retaining the officers responsible for the Company's financial success, and in motivating such officers to continually strive, year-over-year, for improved financial and operating performance.

        Currently, the Company has no equity incentive plans authorized by shareholders for grants of equity incentive awards to senior officers. Shareholders last approved an equity incentive plan for senior officers, or amended an existing plan to increase the number of shares subject to an equity incentive plan, in November 2005. Unless the 2008 Plan is adopted, the Company may not be able to continue providing officers with equity-based long-term incentive awards. This would require the Company to significantly alter its compensation strategy for officers in order to retain and continue motivating such officers to achieve the Company's financial and operating objectives. Alternate strategies include possible increases in base salaries and annual bonus opportunities to offset the Company's inability to offer long-term incentive compensation to officers. These alternate strategies, which may not be as successful in retaining and motivating employees as equity- based compensation, may have the effect of increasing the Company's compensation expenses over time.

Shares Reserved Under the 2008 Plan

        The number of shares of Common Stock that could be issued or awarded under the 2008 Plan shall not exceed 10,000,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding Common Stock. The shares issuable under the 2008 Plan would be drawn from authorized but previously unissued shares of Common Stock.

Administration of the 2008 Plan

        The 2008 Plan shall be administered by the Committee. The Committee shall have, among other powers, the power to interpret, waive, amend, establish or suspend rules and regulations of the 2008 Plan in its administration of such Plan. The Committee shall have the sole discretion to determine the number or amount of shares, units, cash or other rights or awards, the nature and types of which are described below, to be granted to any participant.

Grants Under the 2008 Plan

         Stock Options.    The Committee may grant options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended, and/or nonqualified stock options. The term, exercisability and other provisions of an option shall be fixed by the Committee. The option price shall be any price determined by the Committee except that, in the case of a nonincentive stock option, the price shall not be less than the fair market value of the Company's Common Stock on the date of grant. Except for adjustments resulting from a stock dividend, stock split, combination of shares, recapitalization or other change in the outstanding Common Stock of the Company, the Committee may not reduce the exercise or option price of an existing stock option.

         Restricted Share Awards.    The Committee may also award shares of the Company's Common Stock under a restricted share award. The Committee shall fix the restrictions and the restriction period applicable to each restricted share award; provided, however, that the restriction period shall not exceed

10 years from the date of grant. The recipient of a restricted share award will be unable to dispose of the shares prior to the expiration of the restriction period. During this period, the recipient will be entitled to vote the shares and receive any regular cash dividends on such shares. Each stock certificate representing a restricted share award will be required to bear a legend giving notice of the restrictions in the grant.

         Restricted Stock Unit Awards.    The Committee may also award shares of the Company's Common Stock under a restricted stock unit award. The Committee shall fix the restrictions and the restriction period applicable to each restricted stock unit award; provided, however, that the restriction period shall not exceed 10 years from the date of grant. The Committee may determine that the vesting and/or payment of a restricted stock unit award shall be made subject to one or more performance goals.

         Performance Awards.    The Committee may grant performance awards under which payment may be made in shares of the Company's Common Stock (including restricted shares), a combination of shares and cash or cash if the performance of the Company meets certain goals established by the Committee during an award period. The Committee, in its discretion, will determine the performance goals, the length of an award period, and the manner and medium of payment of each performance award. In order to receive payment, a grantee must remain in the employ of the Company until the completion of the award period, except that the Committee may provide complete or partial exceptions to that requirement as it deems equitable.

         Stock Appreciation Rights and Limited Stock Appreciation Rights.    The Committee may grant stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs") either singly or in combination with an underlying stock option or performance award under the 2008 Plan. The term, exercisability and other provisions of a SAR or LSAR may be fixed by the Committee. SARs entitle the grantee to receipt of the same economic value that would have been derived from exercise of an option. LSARs are similar to SARs but become exercisable only upon a tender offer or exchange offer for at least 30% of the outstanding shares of the Company's Common Stock. Payment of a SAR or LSAR may be made in cash, in shares or a combination of both at the discretion of the Committee. If a SAR or LSAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

        Each award under the 2008 Plan will be evidenced by an award agreement that will be delivered to the participant specifying the terms and conditions of the award and any rules applicable to such award.

        Upon a change in control as defined in, and subject to certain limitations under, the 2008 Plan, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. Awards are nontransferrable; however, if so provided in an award agreement, an award may be transferred, without payment of consideration, to immediate family members, or to partnerships whose partners are such family members or, except as prohibited by Rule 16b-3 under the Exchange Act, to a person or entity for which the grantee is entitled to a deduction for a "charitable contribution" under the Internal Revenue Code of 1986, as amended.

Eligible Participants

        Under the 2008 Plan, and as designated by the Committee, any non-employee director and any employee of the Company or the Company's affiliates may participate in the 2008 Plan and receive award(s) thereunder.

Term of the 2008 Plan

        Upon approval of the Company's shareholders, the 2008 Plan will be effective October 28, 2008 and will terminate on October 28, 2013, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders.

Federal Income Tax Consequences

         Stock Options.    The grant of an incentive stock option or a nonqualified stock option will not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise.

        The exercise of an incentive stock option will not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

        If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income and the Company will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

         Restricted Share Awards.    The grant of restricted shares should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture." If there are not such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

         Restricted Stock Unit Awards.    The grant of restricted stock units should not result in income for the grantee or in a deduction for the Company for federal income tax purposes. At the time the restrictions lapse and the receipt of shares or cash under a restricted stock unit award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

         SARs, LSARs and Performance Awards.    The grant of a SAR, LSAR or a Performance Award will not result in income for the grantee or in a deduction for the Company. Upon the exercise of an SAR or LSAR or the receipt of shares or cash under a Performance Award, the grantee will recognize ordinary income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

New Plan Benefits

        As noted elsewhere in this Proxy Statement, the Board of Directors anticipates that a restricted stock unit grant will be made to each non-employee director following the 2008 Annual Meeting of Shareholders, upon terms and conditions similar to the grant made to non-employee directors following the 2007 Annual Meeting of Shareholders. Further, as also discussed elsewhere in this Proxy Statement, the Committee has engaged a compensation consultant to help evaluate an annual long-term incentive award program for the CEO and the executive officers for fiscal 2009. Until such evaluation is complete, it is not possible to indicate the number, names or positions of employees who will receive future restricted stock units or other awards or the number of shares of Common Stock for which restricted stock units or other awards will be granted to any officer or other employee under the 2008 Plan. However, the following table lists the stock options and restricted stock units that would have been granted in fiscal 2008 if the 2008 Plan had been in effect:

Name and Position of Individual or Identity of Group	Stock Options (#)	Weighted Average Exercise Price ($)	Restricted Stock Units (#)	Dollar Value of Restricted Stock Units ($)
Clifton H. Morris, Jr., Chairman	0	0	0	0
Daniel E. Berce, President and Chief Executive Officer	0	0	0	0
Preston A. Miller, Executive Vice President, Co-Chief Operating Officer	0	0	0	0
Mark Floyd, Executive Vice President, Co-Chief Operating Officer	0	0	0	0
Chris A. Choate, Executive Vice President, Chief Financial Officer and Treasurer	0	0	0	0
Executive Group (6 persons)	0	0	0	0
Non-Executive Director Group(1)	0	0	60,500	14.56
Non-Executive Officer Employee Group	0	0	0	0

(1)
Includes five non-executive directors in the Non-Executive Director Group, each of whom received restricted stock units in October 2007. The Board of Directors anticipates that a similar restricted stock unit grant will be made to each of the seven non-executive directors following the Annual Meeting.

Other Information

        The following table provides information about the Company's equity compensation plans as of June 30, 2008:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options (#)	Weighted average exercise price of outstanding options ($)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by shareholders	1,582,052	21.72	2,507,375
Equity compensation plans not approved by shareholders	704,878	25.81	1,201,048

Total	2,286,930	22.98	3,708,423

        The 1989 Stock Option Plan for AmeriCredit Corp., 1990 Stock Option Plan for Non-Employee Directors of AmeriCredit Corp., 1991 Key Employee Stock Option Plan of AmeriCredit Corp., 1995 Omnibus Stock and Incentive Plan for AmeriCredit Corp., AmeriCredit Corp. Employee Stock Purchase Plan, 1996 Limited Stock Option Plan for AmeriCredit Corp., 1998 Limited Stock Option Plan for AmeriCredit Corp. and Second Amended and Restated 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. were approved by the Company's shareholders.

        The 1999 Employee Stock Option Plan of AmeriCredit Corp. ("1999 Plan"), FY 2000 Stock Option Plan of AmeriCredit Corp. ("FY 2000 Plan") and Management Stock Option Plan of AmeriCredit Corp. ("Management Plan") have not been approved by the Company's shareholders.

Description of Plans

1999 Plan

        Under the 1999 Plan, adopted by the Board of Directors in fiscal 1999, a total of 1,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 104,035 shares were available for grants as of June 30, 2008. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2008, no shares were granted under the 1999 Plan. Each option is subject to vesting requirements established by the Board of Directors. The 1999 Plan provides for acceleration of vesting of awards in the event of a change in control. The 1999 Plan expires on February 4, 2009, except with respect to options then outstanding.

FY 2000 Plan

        Under the FY 2000 Plan, adopted by the Board of Directors in fiscal 2000, a total of 2,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 272,375 shares were available for grants as of June 30, 2008. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2008, no shares were granted under the FY 2000 Plan. Each option is subject to certain vesting requirements established by the Board of Directors. The FY 2000 Plan provides for acceleration of vesting of awards in the event of a change in control. The FY 2000 Plan expires on July 1, 2009, except with respect to options then outstanding.

Management Plan

        Under the Management Plan, adopted by the Board of Directors in fiscal 2000, a total of 3,000,000 shares have been authorized for grants of options to employees other than directors and senior management officers (as defined by the plan) of which 824,638 shares were available for grants as of June 30, 2008. Each option must be granted at a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and no option may have a term in excess of ten years. In fiscal 2008, no shares were granted under the Management Plan. Each option is subject to certain vesting requirements established by the Board of Directors. The Management Plan provides for acceleration of vesting of awards in the event of a change in control. The Management Plan expires on February 3, 2010, except with respect to options then outstanding.

        The Board or the Committee may amend the 2008 Plan as it deems advisable; provided, however, that shareholder approval must be obtained for any amendment increasing the number of available shares under the 2008 Plan or changing the class of eligible participants, permit the granting of awards which expire more than ten years after the grant date, or extend the termination date of the 2008 Plan.

        Approval of the 2008 Plan by shareholders of the Company is required by the rules of the New York Stock Exchange and by the terms of the 2008 Plan itself. The proposal to approve the 2008 Plan requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting.

        On September 12, 2008, the closing price of the Company's Common Stock on the New York Stock Exchange was $11.02 per share.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE 2008 OMNIBUS INCENTIVE PLAN FOR AMERICREDIT CORP.

PROPOSAL TO AMEND
THE AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN
(Item 4)

        Since its inception, the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") has been a highly successful, broad-based employee benefit plan and has been significant in the retention and motivation of the Company's employees who have elected to participate therein. Under the Purchase Plan, employees at all levels of the Company are able to participate, through stock ownership, in the growth and financial success of the Company. As of June 30, 2008, 1,757 employees were enrolled and participating in the Purchase Plan, constituting 46% of all employees eligible to participate. The number of shares available for issuance under the Purchase Plan is substantially depleted.

        On August 6, 2008, the Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 5,000,000 to 8,000,000 (the "Amendment"). On August 6, 2008, the Amendment was ratified by the Board of Directors but is subject to shareholder approval. If approved by shareholders at the Annual Meeting, the first sentence of paragraph 12(a) of the Purchase Plan will be amended to provide as follows:

  "The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be Eight Million (8,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18."

        The remaining language of Section 12 will not be changed and the only effect of the Amendment will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Purchase Plan.

        The Amendment is necessary in order to cover future purchases by employees participating in the Purchase Plan. The Amendment will enable the Company to continue the purposes of the Purchase Plan by providing additional incentives to attract, retain and motivate employees, and to instill shareholder considerations and values in the actions of such employees.

        The primary provisions of the Purchase Plan are described in Appendix B to this Proxy Statement. A copy of the Purchase Plan was contained in the Company's Proxy Statement for the 1994 Annual Meeting of Shareholders and has been filed by the Company with the SEC. Any shareholder desiring a copy of the Purchase Plan, which was filed on an S-8 Registration Statement on November 16, 1994, may obtain it on our website at www.americredit.com—first select the "Investors" link, next under the "Financial Information" heading, select the "SEC & Regulatory Filings" link and lastly select the "SEC Filings" link or by writing to AmeriCredit Corp., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Secretary.

        The Company intends to register the three million additional shares of Common Stock issuable under the Amendment under the Securities Act of 1933, as amended, assuming shareholders approve the proposal to increase the number of shares. Shares purchased pursuant to the Purchase Plan after the effective date of such registration could immediately be sold on the open market subject, in the case of affiliates (as defined in Rule 144 under the Securities Act of 1933, as amended), to compliance with the provisions of Rule 144 other than the holding period requirement.

Plan Benefits

        The Purchase Plan is a Section 423 of the Internal Revenue Code of 1986, as amended, purchase plan whereby all employees, including officers, may elect to have voluntary payroll deductions withheld to buy Common Stock. Because the benefits or amounts to be received by or allocated to the specified officers and groups under the Purchase Plan are not determinable at the time the Purchase Plan amendment is proposed due to the voluntary participation feature of the Purchase Plan, the table below lists the number of shares of Common Stock purchased under the Purchase Plan during the last completed fiscal year (fiscal 2008), together with the weighted average purchase price paid per share:

Name and Position of Individual or Identity of Group	Number of Purchased Shares (#)	Weighted Average Exercise Price ($)
Clifton H. Morris, Jr., Chairman	2,258	9.41
Daniel E. Berce, President and Chief Executive Officer	2,258	9.41
Preston A. Miller, Executive Vice President, Co-Chief Operating Officer	2,258	9.41
Mark Floyd, Executive Vice President, Co-Chief Operating Officer	0	0
Chris A. Choate, Executive Vice President, Chief Financial Officer and Treasurer	2,340	9.41
Executive Group (6 persons)	11,377	9.41
Non-Executive Director Group (not eligible to participate)	0	0
Non-Executive Officer Employee Group	238,694	9.41
All Employees, as a group	570,730	9.41

        Approval of the Amendment to the Purchase Plan by shareholders of the Company is required by the terms of the Purchase Plan. The proposal to approve the Amendment to the Purchase Plan requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN.

RATIFICATION OF SELECTION OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 5)

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements for the fiscal year ending June 30, 2009. The Audit Committee and the Board of Directors have determined that it would be desirable to request that the shareholders ratify such selection. The proposal to ratify the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting. Deloitte & Touche LLP served as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2008 and has reported on the Company's consolidated financial statements for such year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

        Shareholder ratification is not required for the selection of Deloitte & Touche LLP, since the Audit Committee has the sole responsibility for selecting the Company's independent registered public accounting firm. Nonetheless, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the shareholders' opinions, which the Audit Committee will take into consideration in future deliberations. In the event the shareholders fail to ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the Audit Committee may, but is not required to, reconsider its selection.

        THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2009.

Fiscal 2007 Change in Independent Registered Public Accounting Firm

        (a) Previous independent registered public accounting firm

        PricewaterhouseCoopers LLP was dismissed as the independent registered public accounting firm for the Company on November 13, 2006. PricewaterhouseCoopers LLP's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

        During the fiscal years ended June 30, 2006 and 2005 and through November 13, 2006, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in PricewaterhouseCoopers LLP's reports on the Company's financial statements for such years. During the fiscal years ended June 30, 2006 and 2005 and through November 13, 2006, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934), except for the existence of a certain previously reported material weakness in the Company's internal control over financial reporting described below.

        As previously disclosed in Item 4.01(a)(iv) of the Company's Form 8-K filed on November 17, 2006, the Company's management concluded that as of June 30, 2005, September 30, 2005 and December 31, 2005, the Company did not maintain effective internal control over financial reporting. Specifically, the Company did not correctly interpret Statement of Financial Accounting Standards No. 102, "Statement of Cash Flows-Exemption of Certain Enterprises and Classification of Cash Flows From Certain Securities

Acquired for Resale," paragraph 8, and cash flows received from retained interests classified as available for sale securities were presented as operating cash flows instead of investing cash flows on the consolidated statements of cash flows. As of February 6, 2006, management had concluded that it had fully remediated this material weakness in its internal control over financial reporting. This material weakness was reported and discussed in Form 8-K, filed on January 23, 2006, under Item 9A of the Company's Form 10-K/A for the fiscal year ended June 30, 2005, filed February 6, 2006, and under Item 4 of the Company's Form 10-Q/A for the quarter ended September 30, 2005, filed on February 6, 2006, and under Item 4 of the Company's Form 10-Q for the quarter ended December 31, 2005 filed February 9, 2006. The Audit Committee of the Board of Directors of the Company discussed the material weakness with PricewaterhouseCoopers LLP, and the Company authorized PricewaterhouseCoopers LLP to respond fully to the inquiries of the successor auditor concerning the subject matter of this material weakness.

        PricewaterhouseCoopers LLP has read the statements made by the Company regarding the change in independent registered public accounting firm. The letter confirming PricewaterhouseCoopers LLP's agreement with our statements concerning their firm is contained in the Form 8-K filed on November 17, 2006.

        (b) New independent registered public accounting firm

        The Audit Committee of the Company appointed Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ended June 30, 2007, effective November 13, 2006. The Company did not consult with Deloitte & Touche LLP regarding any matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K during the fiscal years ended June 30, 2006 and 2005 and through November 13, 2006.

Report of the Audit Committee

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to ensure the integrity of the Company's financial statements, the Company's compliance with accounting and regulatory requirements, the independent accountant's qualifications, independence and performance and the performance of the Company's internal audit function. The functions of the Audit Committee are described in greater detail in the Audit Committee's written charter adopted by the Company's Board of Directors, which may be found on the Company's website at www.americredit.com. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        The Audit Committee is comprised of four directors, each of whom meets the independence and experience requirements of the SEC and the New York Stock Exchange. The members of the Audit Committee are Messrs. Clay, Dike, Greer and Jones. The Audit Committee held four meetings in fiscal 2008 to review the Company's financial results, the status of the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other relevant accounting, auditing and disclosure matters. The Audit Committee plans to meet a minimum of four times in fiscal 2009, including quarterly meetings in executive sessions with the independent registered public accounting firm, the senior internal audit executive and senior management.

        The Board of Directors has determined that each member of the Audit Committee is financially literate, as the Board interpreted such qualifications in its business judgment, and that Mr. Clay has the qualifications and experience necessary to serve as an "audit committee financial expert," as defined by the rules of the SEC. No Audit Committee member serves on the audit committees of three public companies.

        Management has the primary responsibility for the consolidated financial statements and the financial reporting process, including the system of internal controls. The Audit Committee oversees the Company's independent registered public accounting firm, system of internal control and financial reporting process on behalf of the Board of Directors. In this regard, the Audit Committee helps to ensure independence of the Company's independent registered public accounting firm, the integrity of management and the adequacy of disclosure to shareholders. Representatives of the independent registered public accounting firm, as well as employees in the Company's internal audit, accounting and financial management departments have unrestricted access to the Audit Committee.

        In accordance with SEC policies regarding auditor independence, the Audit Committee has established a policy to pre-approve all audit and permitted non-audit services within the categories of Audit Services, Audit-Related Services, Tax Services and All Other Services. The Audit Committee pre-approves the services provided by the independent registered public accounting firm within each category, as well as the fees associated with such services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those circumstances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to a subcommittee of the Audit Committee (consisting of one or more members, including the Chairman of the Audit Committee acting alone), when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of the Chairman or any subcommittee to grant pre-approvals shall be presented to the Audit Committee at its next scheduled meeting. All audit and permissible non-audit services provided by the independent registered public accounting firm to the Company for fiscal 2008 and 2007 were pre-approved by the Audit Committee.

        The Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008 with management and the Company's independent registered public accounting firm. The independent registered public accounting firm is responsible for expressing an opinion on the Company's audited consolidated financial statements, in conformity with accounting principles generally accepted in the United States, and for expressing an opinion of the effectiveness of the Company's internal control over financial reporting as of June 30, 2008, all in accordance with the standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm also discussed with the Audit Committee the quality of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the consolidated financial statements, significant internal control matters and the results of the fiscal 2008 audit and all other matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended. In addition, the Audit Committee received, reviewed and discussed the written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed the independent registered public accounting firm's independence with the independent registered public accounting firm. Based on the preceding review and discussions contained in this paragraph, the Audit Committee determined that the audited consolidated financial statements for the fiscal year ended June 30, 2008 should be included in the Company's Annual Report on Form 10-K for filing with the SEC.

KENNETH H. JONES, JR. (CHAIRMAN) JOHN R. CLAY A.R. DIKE JAMES H. GREER

Audit Fees

        The following table presents fees for professional audit services rendered by Deloitte & Touche and PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2008 and 2007; and fees for other services rendered by Deloitte & Touche LLP and PricewaterhouseCoopers LLP, respectively, during those periods.

Deloitte & Touche LLP	Fiscal 2007	Fiscal 2008
Audit Services(1)	$1,276,659	$1,323,000
Audit-Related Services(2)	$355,162	$542,750
Tax Services	$0	$0
All Other Services	$0	$0

Total Fees	$1,631,821	$1,865,750

PricewaterhouseCoopers LLP
Audit Services(1)	$140,000	$54,500
Audit-Related Services(2)	$380,900	$0
Tax Services(3)	$30,537	$105,128
All Other Services(4)	$26,266	$14,359

Total Fees	$577,703	$173,987

(1)
Audit Services include the annual financial statement audit (including quarterly reviews, subsidiary audits and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company's consolidated financial statements). Audit Services included fees for professional services to perform (i) the attestation required by the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations and (ii) the attestations required by the requirements of Regulation AB.

(2)
Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-Related Services include, among other things, agreed-upon procedures and other services pertaining to the Company's securitization program and other warehouse credit facility reviews; and accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services."

(3)
Tax services include tax services related to tax compliance and related advice.

(4)
All Other Services are fees for products and services other than those in the three categories above. All Other Services include subscription fees.

        The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the auditor's independence, and has determined such services for fiscal years 2008 and 2007 were compatible.

 OTHER BUSINESS
(Item 6)

        The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy as in their discretion they may deem appropriate, unless they are directed by the proxy to do otherwise.

Shareholder Proposals or Nominations

        From time to time, shareholders submit proposals that they believe should be voted on at the annual meeting or recommend persons who they believe should be nominated for election to the Board. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in the 2009 Proxy Statement. Any such shareholder proposals must be submitted, along with proof of ownership of Common Stock in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended, to the Company, addressed to AmeriCredit Corp., Attention: J. Michael May, Secretary, 801 Cherry Street, Fort Worth, Texas 76102. To be timely, a shareholder's submission must be delivered to or mailed and received at the principal executive offices of the Company no later than May 19, 2009. We strongly encourage any shareholder interested in submitting a proposal to contact the Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a shareholder proposal does not guarantee that the Company will include it in the Proxy Statement. The Nominating and Corporate Governance Committee reviews all shareholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as nominees, see "Director Nomination Process" beginning on page 13.

        Alternatively, under the bylaws, if a shareholder does not want to submit a proposal for the 2009 Annual Meeting in the Proxy Statement under Rule 14a-8, or intends to nominate a person as a candidate for election to the Board, the shareholder may submit the proposal or nomination not less than 60 days or more than 90 days prior to the first anniversary of the 2008 Annual Meeting. A submission given pursuant to this provision of the Company's bylaws will not be timely with respect to the Company's 2009 Annual Meeting unless duly given between July 31, 2009 and August 30, 2009. The shareholder's submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of Common Stock. The Company will not entertain any proposals or nominations at the 2009 Annual Meeting that do not meet these requirements. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, the Company may exercise discretionary voting authority under proxies that it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination. To make a submission or to request a copy of the bylaws, shareholders should contact the Secretary by mail addressed to AmeriCredit Corp., Attention: J. Michael May, Secretary, 801 Cherry Street, Fort Worth, Texas 76102. The Company strongly encourages any shareholder to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

        With respect to business to be brought before the 2008 Annual Meeting, the Company has not received any submissions from shareholders that the Company is required to include in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
J. Michael May Secretary
September 15, 2008 Fort Worth, Texas

APPENDIX A

2008 Omnibus Incentive Plan

for

AmeriCredit Corp.

TABLE OF CONTENTS

1.	Purpose		A-1
2.	Definitions		A-1
	(a)	"Agreed Price"	A-1
	(b)	"Award"	A-1
	(c)	"Available Shares"	A-1
	(d)	"Board"	A-1
	(e)	"Broker Assisted Exercise"	A-1
	(f)	"Business Day"	A-1
	(g)	"Cause"	A-1
	(h)	"Code"	A-1
	(i)	"Committee"	A-1
	(j)	"Company"	A-1
	(k)	"Date of Grant"	A-1
	(l)	"Director"	A-1
	(m)	"Disability"	A-1
	(n)	"Effective Date"	A-2
	(o)	"Eligible Person"	A-2
	(p)	"Fair Market Value"	A-2
	(q)	"Holder"	A-2
	(r)	"Incentive Stock Option"	A-2
	(s)	"Limited SAR"	A-2
	(t)	"Nonqualified Stock Option"	A-2
	(u)	"Option"	A-2
	(v)	"Optionee"	A-2
	(w)	"Option Price"	A-2
	(x)	"Outside Director"	A-2
	(y)	"Parent"	A-2
	(z)	"Performance Award"	A-2
	(aa)	"Performance Goals"	A-3
	(bb)	"Performance Period"	A-3
	(cc)	"Plan"	A-3
	(dd)	"Plan Year"	A-3
	(ee)	"Restriction(s)"	A-3
	(ff)	"Restricted Period"	A-3
	(gg)	"Restricted Shares"	A-3
	(hh)	"Restricted Share Award"	A-3
	(ii)	"Restricted Share Distributions"	A-3
	(jj)	"Restricted Stock Unit"	A-3
	(kk)	"Restricted Stock Unit Award"	A-3
	(ll)	"Restricted Stock Unit Distributions"	A-3
	(mm)	"SAR"	A-3
	(nn)	"Separation"	A-3
	(oo)	"Share(s)"	A-3
	(pp)	"Spread"	A-4
	(qq)	"Subsidiary"	A-4
	(rr)	"1933 Act"	A-4
	(ss)	"1934 Act"	A-4

i

3.	Award of Available Shares	A-4
4.	Conditions for Grant of Awards	A-4
5.	Grant of Options	A-4
6.	Option Price	A-5
7.	Exercise of Options	A-5
8.	Exercisability of Options	A-5
9.	Termination of Option Period	A-5
10.	Incentive Stock Options for 10% Shareholder	A-6
11.	Nonqualified Stock Options	A-6
12.	Restricted Share Awards	A-6
13.	Restricted Stock Unit Awards	A-7
14.	Performance Awards	A-8
15.	Acceleration on Change in Control	A-8
16.	Adjustment of Available Shares	A-9
17.	Transferability of Awards	A-10
18.	Issuance of Shares	A-10
19.	Stock Appreciation Rights and Limited Stock Appreciation Rights	A-10
20.	Administration of the Plan	A-12
21.	Tax Withholding	A-13
22.	Interpretation	A-13
23.	Miscellaneous	A-13
24.	Amendment and Discontinuation of the Plan	A-14
25.	Section 83(b) Election	A-14
26.	Effective Date and Termination Date	A-14

ii

 2008 Omnibus Incentive Plan
for
AmeriCredit Corp.

        1.     Purpose.    The purpose of this Plan is to advance the interests of AmeriCredit Corp. and increase shareholder value by providing additional incentives to attract, retain and motivate qualified and competent employees, and Outside Directors, upon whose efforts and judgment its success is largely dependent.

        2.     Definitions.    As used herein, the following terms shall have the meaning indicated:

          (a)   "Agreed Price" shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be no less than the Fair Market Value of the Shares on the Date of Grant.

          (b)   "Award" shall mean either an Option, a SAR, a Restricted Share Award, a Restricted Stock Unit Award or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

          (c)   "Available Shares" shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

          (d)   "Board" shall mean the Board of Directors of the Parent.

          (e)   "Broker Assisted Exercise" shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm ("Broker") to effect the immediate sale of the Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price plus all amounts described in Section 21, and (b) the Company to deliver the certificates for the Shares directly to such brokerage firm in order to complete the sale.

          (f)    "Business Day" shall mean, if the Shares are listed on a National Securities Exchange at the time of reference, any day such Exchange is operating, and otherwise it shall mean any day that commercial banks in the city in which the Company has its principal place of business are open.

          (g)   "Cause" shall mean the Holder's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

          (h)   "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

          (i)    "Committee" shall mean the persons designated by the Board as the Compensation Committee and consisting only of Outside Directors.

          (j)    "Company" shall mean the Parent and its Subsidiaries, except when it shall be appropriate to refer only to AmeriCredit Corp., then it shall be referred to as "Parent".

          (k)   "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

          (l)    "Director" shall mean a member of the Board.

          (m)  "Disability" shall mean a Holder (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

          (n)   "Effective Date" shall mean October 28, 2008.

          (o)   "Eligible Person" shall mean Outside Directors, and those full time employees of the Company selected by the Committee.

          (p)   "Fair Market Value" shall mean, as of a particular date, the closing value of Shares on such date, if a Business Day, and otherwise the closing value on the next preceding Business Day, which closing value shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation, or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations on such system. If neither clause (i) nor clause (ii) is applicable, the closing value shall be the fair market value on such Business Day as determined by any fair and reasonable means prescribed by the Committee.

          (q)   "Holder" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it is appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and provided, further, that to the extent provided under, and subject to the conditions of, an Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

          (r)   "Incentive Stock Option" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code; provided that an Option which is designated as an Incentive Stock Option but which, in whole or in part, does not satisfy all of the requirements of an Incentive Stock Option shall be a Nonqualified Stock Option.

          (s)   "Limited SAR" shall mean a limited stock appreciation right as defined in Section 19 hereof.

          (t)    "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

          (u)   "Option" (when capitalized) shall mean any Incentive Stock Option and Nonqualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Nonqualified Stock Option provisions.

          (v)   "Optionee" shall mean a person (including a "Holder", see definition) to whom an Option is granted.

          (w)  "Option Price" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire a Share under the terms of the Option.

          (x)   "Outside Director" shall mean each Director who (1) is not a current employee of the Company; (2) is not a former employee of the Company who receives compensation for prior services during the taxable year; and (3) has not been an officer of the Company.

          (y)   "Parent" shall mean AmeriCredit Corp., a Texas corporation.

          (z)   "Performance Award" shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in Section 14.

          (aa) "Performance Goals" shall mean the pre-established goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to an Award in such a manner as shall permit payments with respect thereto to qualify as "performance-based compensation" as described in Code Section 162(m). As determined by the Committee, the Performance Goals applicable to each Holder shall provide for a targeted level or levels of achievement using one or more of the following measures: (a) annual revenue, (b) earnings per share, (c) net income, (d) return on managed assets, (e) origination volume, (f) origination profitability, (g) return on equity, (h) net charge-offs, (i) net charge-off percentage, (j) recoveries, (k) net interest margin, (l) cash collections, (m) delinquencies, (n) delinquency ratio, and (o) operating expenses.

          (bb) "Performance Period" shall mean the period described in Section 14 with respect to which the performance objectives relate.

          (cc) "Plan" shall mean this 2008 Omnibus Incentive Plan for AmeriCredit Corp.

          (dd) "Plan Year" shall mean the 12 month period beginning on October 28, 2008, and on each anniversary thereof.

          (ee) "Restriction(s)" shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" with respect to such Available Shares, as those terms are defined under section 83(a)(1) of the Code.

          (ff)  "Restricted Period" shall mean the period during which Restricted Shares or Restricted Stock Units shall be subject to Restrictions.

          (gg) "Restricted Shares" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

          (hh) "Restricted Share Award" shall mean the award of Restricted Shares.

  (ii)
  "Restricted Share Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

          (jj)  "Restricted Stock Unit" shall mean any unit granted to an Eligible Person which is subject to Restrictions and evidences the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (kk) "Restricted Stock Unit Award" shall mean the award of Restricted Stock Units.

          (ll)   "Restricted Stock Unit Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Stock Units during a Restricted Period.

          (mm)  "SAR" shall mean a stock appreciation right as defined in Section 19 hereof.

          (nn) "Separation" shall mean (i) in the case of a Holder who is not an Outside Director, the date on which such Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; provided, however, a Separation will not be considered to have occurred for purposes of this (i) while such Holder is on sick leave, military leave, or any other leave of absence approved by the Company, provided such period does not exceed 90 days or, if longer, so long as such Holder's right to reemployment with the Company is guaranteed either by statute or by contract; and (ii) in the case of a Holder who is an Outside Director, the date on which such Holder ceases to be a member of the Board.

          (oo) "Share(s)" shall mean a share or shares of the common stock, par value $.01 per share, of the Parent.

          (pp) "Spread" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s).

          (qq) "Subsidiary" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

          (rr)  "1933 Act" shall mean the Securities Act of 1933, as amended.

          (ss) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

        3.     Award of Available Shares.    As of the Effective Date, Ten Million (10,000,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, the Available Shares subject to such Award, with respect to which Holder received no benefits of ownership, shall remain Available Shares. In no event shall any one employee be granted cumulatively more than Five Million (5,000,000) Shares under this Plan.

        4.     Conditions for Grant of Awards.

          (a)   Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

          (b)   In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

          (c)   The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and provided, further, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

        5.     Grant of Options.

          (a)   The Committee may grant to Optionees from time to time Options to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Nonqualified Stock Option.

          (b)   The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

          (c)   The Committee may determine that the vesting and/or exercisability of an Option shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Optionees. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Options granted to certain executive officers, the vesting and/or exercisability of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

        6.     Option Price.

          (a)   The Option Price shall be at least the Fair Market Value of the Shares on the Date of Grant. Without limitation, except as provided in Section 16, the Committee shall not, directly or indirectly, reduce the Option Price of an existing Option.

          (b)   The Option Price of any Shares purchased shall be paid solely in cash, by wire transfer, by certified or cashier's check, or by money order from the Optionee or the Broker (in a Broker Assisted Exercise); provided, further, if expressly provided in the Option, and not otherwise, with Shares owned for the minimum period required in order to avoid having such exercise result in a charge to the Company's earnings; or, if expressly provided in the Option, and not otherwise, with nonforfeitable Shares subject to the Option. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date they are actually delivered to the Company.

        7.     Exercise of Options.    An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise in accordance with the terms of the Option and this Plan; (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, including through a Broker Assisted Exercise; and (iii) arrangements that are satisfactory to the Company in its sole discretion have been made to satisfy the Optionee's obligations under Section 21. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Nonqualified Stock Option.

        8.     Exercisability of Options.

          (a)   Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option; provided, however, that, without limitation, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may limit the exercisability for the first six (6) months following the Date of Grant, or provide that no Available Shares acquired on such exercise shall be transferable during such 6 month period, but in no event shall an Option be exercisable after the tenth (10th) anniversary of its Date of Grant.

          (b)   The expiration date of an Option shall be determined by the Committee at the Date of Grant.

          (c)   The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised.

        9.     Termination of Option Period.

          (a)   As provided in Section 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; provided, however, that in each case the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause, (ii) the tenth (10th) anniversary of the Date of Grant.

          (b)   Unless otherwise expressly provided in the Option of reference, the Committee, in its sole discretion may, by giving written notice (a "Cancellation Notice") cancel, effective upon the date of the consummation of any Change in Control, all or any of the exercisable portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the Change in Control, and may be condition on the actual occurrence of the Change in Control.

        10.   Incentive Stock Options for 10% Shareholder.    Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code] at the Date of Grant) unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

        11.   Nonqualified Stock Options.    Nonqualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in Subsection 5(b); and (iii) shall not be subject to Section 10 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

        12.   Restricted Share Awards.

          (a)   Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares. As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

          (b)   The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

          (c)   The Committee, in its sole discretion, may accelerate the date on which Restrictions lapse with respect to Restricted Shares except for Restricted Shares that have performance criteria attached and the performance has not occurred.

          (d)   During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. At the direction of the Committee, such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period.

          (e)   The Committee may determine that the vesting and/or payment of a Restricted Share Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Holders. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events, as recognized for Generally Accepted Accounting Practices ("GAAP"), affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature, according to GAAP, or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Restricted Share Awards granted to certain executive officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

        13.   Restricted Stock Unit Awards.

          (a)   Each Restricted Stock Unit Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Stock Unit of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Stock Unit on the date the Restrictions lapse, in lieu of retaining the corresponding formerly Restricted Stock Unit.

          (b)   The Restrictions on Restricted Stock Units shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; provided, however, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

          (c)   The Committee may determine that the vesting and/or payment of a Restricted Stock Unit Award shall be made subject to one or more Performance Goals. Performance Goals established by the Committee may be different with respect to different Holders. The Committee will make equitable adjustments to any Performance Goal: in recognition of unusual or nonrecurring events, as recognized for GAAP, affecting the Company, its financial statements or its shares; in response to change in applicable laws or regulations; to account for items of gain, loss or expense determined to be extraordinary or unusual in nature, according to GAAP, or related to the acquisition, disposition or discontinuance of a business or a segment of a business; related to a change in accounting principles; or to reflect capital charges. With respect to Restricted Stock Unit Awards granted to certain executive officers, the vesting and/or payment of which are to be made subject to Performance Goals, the Committee may comply with the applicable provisions of Section 162(m) of the Code, including, without limitation, those provisions relating to the pre-establishment and certification of such Performance Goals.

        14.   Performance Awards.

          (a)   The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, contingent on the Company's achievement of the specified performance measures during the Performance Period. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

          (b)   The Committee shall determine the manner and medium of payment of each Performance Award, which manner may include immediate or deferred payment, and which medium may include cash, Shares (including, without limitation, Available Shares), Restricted Shares (but only if expressly provided for in the agreement evidencing the Performance Award), or any combination thereof as the Committee shall select.

          (c)   Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; provided, however, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's termination of employment by the Company prior to the end of the Performance Period.

        15.   Acceleration on Change in Control.

          (a)   Except to the extent limited in subsection (b), in the event of a change in control of the Company (as hereafter defined) all Awards shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 15, such Award shall be "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred (i) on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Parent that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Parent, (ii) on the date that either: (x) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the corporation possessing 35% or more of the total voting power of the stock of the Parent; or (y) a majority of the members of the Parent's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Parent's Board prior to the date of the appointment or election or (iii) on the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Parent that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Parent immediately prior to such acquisition or acquisitions.

          (b)   Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under Subsection 15(a), the only portion of the Award which will be accelerated is the portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under section 280G of the Code, determined by first taking into account all of the Holder's "parachute payments" determined under section 280G of the Code from other sources, and then the acceleration hereunder, all as reasonably determined by the Committee.

        16.   Adjustment of Available Shares.

          (a)   If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

            (i)    appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under Section 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Shares shall continue to be subject to grant under Section 3, and to such Award, and

            (ii)   in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the adjusted cost of acquiring each Share shall be a uniform amount.

          (b)   The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation § 1.424-1(a)(3)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and (ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

          (c)   Without limitation, except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

          (d)   Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

        17.   Transferability of Awards.    Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to immediate family members of the Holder, to trusts for such family members, or to partnerships whose only partners are such family members, or (b) to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (provided, in each such case that no further transfer by any such permitted transferee(s) shall be permitted).

        18.   Issuance of Shares.    No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

            (i)    a representation, warranty or agreement by the person Holder such Shares to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

            (ii)   a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

        Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

        19.   Stock Appreciation Rights and Limited Stock Appreciation Rights.

          (a)   The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("Related Option"), or with respect to, or as some or all of, a Performance Award ("Related Performance Award"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. A SAR or Limited SAR granted with respect to a Related Nonqualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

          (b)   For the purposes of this Section 19, the following definitions shall apply:

            (i)    The term "Offer" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Shares of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

            (ii)   The term "Offer Price Per Share" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Committee.

            (iii) The term "Limited SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

            (iv)  The term "Offer Spread" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; provided, however, that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

            (v)   The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

            (vi)  The term "SAR Spread" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the FMV of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

          (c)   To exercise the SAR or Limited SAR, the Holder shall:

            (i)    Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number of Available Shares with respect to which such SAR or Limited SAR is being exercised, and

            (ii)   If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

          (d)   As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

          (e)   A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

          (f)    Upon the exercise of a SAR or Limited SAR, and without limiting the generality of Section 3, the Available Shares under the Related Option or Related Performance Award to which such exercised SAR or Limited SAR relate shall never again be Available Shares.

          (g)   Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

          (h)   A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

          (i)    A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

          (j)    Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

          (k)   The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

        20.   Administration of the Plan.

          (a)   The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 24 hereof, the Committee shall have all of the administrative powers under Plan.

          (b)   The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. Without limitation, the determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

          (c)   Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

          (d)   Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Options; (ii) as provided in the Subsection 9(a) and (b), upon the occurrence of certain events, to make appropriate adjustments to the Option Price and number of Shares subject to this Plan and Option; and (iii) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

          (e)   No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

        21.   Tax Withholding.    On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company in cash, or at the sole discretion of the Committee, or as provided in the Award, in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the Company reasonably determines to be appropriate in order to reimburse the Company for applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; provided that, where Shares are used to satisfy such withholding, the withholding will be limited to the minimum amount, as determined by the Company, necessary to satisfy such withholding requirements and employment taxes.

        22.   Interpretation.

          (a)   If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

          (b)   THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

          (c)   Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

          (d)   Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

        23.   Miscellaneous.

          (a)   The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

          (b)   Neither the Board, the Committee, nor the Company guarantees Shares from loss or depreciation.

          (c)   Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

          (d)   The Company shall, upon request or as may be specifically required under this Plan or any Award, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Award.

          (e)   The Company assumes no liability to any Holder or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

          (f)    Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this subsection , or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this subsection. The Company or the Holder may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Holder shall be deemed to have specified as its and his address for receiving notices, as to the Company, the principal executive offices of the Company and, as to the Holder, the most current address of the Holder set forth in the Company's employment records.

          (g)   This Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees; upon the Company, its successors, and assigns; and upon the Board and its successors.

          (h)   To the extent applicable, it is intended that the Plan comply with the provisions of Section 409A of the Code. The Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Holder).

        24.   Amendment and Discontinuation of the Plan.    The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 16) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in Subsection 9(a)(ii), or (c) extend the termination date of the Plan as set forth in Section 26; and provided, further, that (except to the extent provided in Subsections 8(b) and 9(b) hereof) no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

        25.   Section 83(b) Election.    If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the section 83(b) election described above, the Holder (i) shall make such election in a manner that is satisfactory to the Committee, (ii) shall provide the Committee with a copy of such election, (iii) agrees to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agrees to comply with the provision of Section 21 to the extent the Committee may reasonably require in its sole and absolute discretion.

        26.   Effective Date and Termination Date.    The Plan is effective on its Effective Date; provided, however, if the Plan is not approved by a majority of the stockholders, present and voting at a duly called meeting, on or before the first anniversary of its Effective Date, each Incentive Stock Option granted pursuant to the Plan shall be deemed to be a Nonqualified Stock Option; and no further Options shall be granted hereunder subsequent to the earlier of such first anniversary of the Effective Date or the date of such stockholder meeting. Unless terminated earlier, the Plan automatically shall terminate on October 28, 2013.

AmeriCredit Corp.

APPENDIX B

Description of the AmeriCredit Corp.
Employee Stock Purchase Plan

General

        In July 1994, the Board of Directors authorized the adoption of the AmeriCredit Corp. Employee Stock Purchase Plan (the "Purchase Plan") and reserved 500,000 shares of Common Stock for issuance thereunder. In November 1994, the Purchase Plan was approved by the Shareholders of the Company. On April 28, 1998, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 500,000 to 1,000,000 shares ("Amendment No. 1"). Amendment No. 1 was ratified by the Board of Directors as of April 28, 1998. On November 4, 1998, Amendment No. 1 was adopted and approved by shareholders at the 1998 Annual Meeting. On October 1, 1998, the Company completed a two for one stock split which increased the shares of Common Stock reserved under the Purchase Plan to 2,000,000 shares. On August 7, 2001, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 2,000,000 to 3,000,000 shares ("Amendment No. 2"). Amendment No. 2 was ratified by the Board of Directors as of August 7, 2001. On November 6, 2001, Amendment No. 2 was adopted and approved by shareholders at the 2001 Annual Meeting. On August 27, 2003, the Stock Option/Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 3,000,000 to 5,000,000 ("Amendment No. 3"). Amendment No. 3 was ratified by the Board of Directors as of August 27, 2003. On November 5, 2003, Amendment No. 3 was adopted and approved by shareholders at the 2003 Annual Meeting.

        On August 6, 2008, the Compensation Committee amended the Purchase Plan to increase the number of shares of Common Stock reserved under the Purchase Plan from 5,000,000 to 8,000,000 ("Amendment No. 4"). Amendment No. 4 was ratified by the Board of Directors as of August 6, 2008 but is subject to shareholder approval. If approved by shareholders at the 2008 Annual Meeting, the first sentence of paragraph 12(a) of the Purchase Plan will be amended to provide as follows:

  "The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 8,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18."

        The remaining language of paragraph 12 will not be changed and the only effect of Amendment No. 4 will be to increase the number of shares of Common Stock authorized and available for issuance under the terms of the Purchase Plan. The purpose of the Purchase Plan is to provide employees (including officers) of the Company and its majority owned subsidiaries with an opportunity to purchase Common Stock from the Company through payroll deductions. The essential features of the Purchase Plan are outlined below.

Offering Period

        Offerings under the Purchase Plan have a duration of 24 months and commence on the Monday immediately following the completion of the first payroll period ending in December and June of each year, unless otherwise specified by the Board of Directors. Each offering period is composed of four six-month exercise periods. The Board of Directors has the power to alter the duration of an offering period with respect to future offerings if announced at least fifteen days prior to the scheduled beginning of the first offering period to be affected.

Grant and Exercise of Option

        On the first day of an offering period (the "Enrollment Date"), the participant is granted an option to purchase on each exercise date during such offering period up to a number of whole shares of the

Common Stock determined by dividing 10% of the participant's Compensation (as defined in the Purchase Plan) by the lower of (i) 85% of the fair market value of a share of the Common Stock on the Enrollment Date or (ii) 85% of the fair market value of a share of Common Stock on the exercise date, provided that the maximum number of shares subject to such option during such offering period shall in no event exceed 5,000 shares. The number of shares subject to such option shall be reduced, if necessary, to maintain the limitations with respect to a participant's ownership of stock and/or options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary, and to restrict a participant's right to purchase stock under the Purchase Plan to $25,000 in fair market value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. Unless the employee's participation is discontinued, his option for the purchase of shares will be exercised automatically at the end of each six-month exercise period within the offering period at the applicable price. To the extent an employee's payroll deductions exceed the amount required to purchase the shares subject to option, such excess amount shall be held in such participant's account for the next exercise period, unless such participant has withdrawn from the offering period or unless such offering period has terminated with such exercise date, in which case such amount shall be returned to the employee without interest.

Shares Available Under the Purchase Plan

        If Amendment No. 4 is approved by shareholders, the total number of shares of Common Stock that are issuable under the Purchase Plan will be 8,000,000, subject to adjustment as described below under "Capital Changes."

Eligibility and Participation

        Any employee who is customarily employed for at least 20 hours per week and more than five months per calendar year by the Company or its majority owned subsidiaries is eligible to participate in offerings under the Purchase Plan. Employees become participants in the Purchase Plan by delivering to the company a subscription agreement authorizing payroll deductions within the specified period of time prior to the commencement of each offering period.

        No employee is permitted to purchase shares under the Purchase Plan if such employee owns 5% or more of the total combined voting power or value of all classes of shares of stock of the Company (including shares that may be purchased under the Purchase Plan or pursuant to any other options). In addition, no employee is entitled to purchase more than $25,000 worth of shares (based on the fair market value of the shares at the time the option is granted) in any calendar year.

Purchase Price

        The price at which shares are sold under the Purchase Plan is eighty-five percent (85%) of the fair market value per share of Common Stock at either the beginning of the offering period or at the end of each six-month exercise period, whichever is lower.

Payroll Deductions

        The purchase price of the shares is accumulated by payroll deduction over each offering period. The deductions may not be greater than 10% of a participant's compensation. Compensation for purposes of the Purchase Plan includes salary and commissions (excluding overtime, bonuses, special awards, and reimbursements) plus bonuses, commissions and other incentive payments paid during the immediately preceding twelve-month period. A participant may, within such limits, increase his or her rate of payroll deductions only during the enrollment period each June and December. A participant may only decrease his or her payroll deductions once outside of the open enrollment period.

        All payroll deductions of a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company. Such funds may be used for any corporate purpose pending the purchase of shares. No charges for administrative or other costs may be made by the Company against the payroll deductions.

Administration

        The Purchase Plan is administered by the Board of Directors or a committee appointed by the Board. Directors who are eligible employees are permitted to participate in the Purchase Plan; provided, however, that (i) directors who are eligible to participate in the Purchase Plan may not vote on any matter affecting the administration or the grant of any option pursuant to the Purchase Plan and (ii) if a committee is established to administer the Purchase Plan, no committee member will be eligible to participate in the Purchase Plan.

Withdrawal from the Purchase Plan

        A participant may terminate his or her interest in a given offering, or in a given exercise period, by withdrawing all, but not less than all, of the accumulated payroll deductions credited to such participant's account at any time prior to the end of the offering period. The withdrawal of accumulated payroll deductions automatically terminates the employee's interest in that offering, or exercise period, as the case may be. As soon as practicable after such withdrawal, the payroll deductions credited to a participant's account are returned to the participant without interest.

        A participant's withdrawal from an offering does not have any effect upon such participant's eligibility to participate in subsequent exercise periods within the same offering period.

Termination of Employment

        Termination of a participant's employment for any reason, including retirement or death or the failure to remain in the continuous employ of the Company for at least 20 hours per week (except for certain leaves of absence), cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to the participant, or in the case of death, to the person or persons entitled thereto, without interest.

Capital Changes

        In the event of changes in the Common Stock of the Company due to stock dividends or other changes in capitalization, or in the event of any merger, sale or any other reorganization, appropriate adjustments will be made by the Company to the shares subject to purchase and to the price per share.

Nonassignability

        No rights or accumulated payroll deductions of an employee under the Plan may be pledged, assigned or transferred for any reason, and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

Amendment and Termination of the Plan

        The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that such termination cannot affect options previously granted, nor may any amendment make any change in an existing option that adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the shareholders of the Company if such amendment would increase the number of shares that may be issued under the Purchase Plan, permit payroll deductions at a rate in excess of 10% of a participant's compensation, change the designation of the employees eligible for participation in the Purchase Plan or constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3, or any successor rule.

Tax Information

        The Purchase Plan and the right of participants to make purchases thereunder is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares have been held by the participant for more than two years after the date of option grant and one year from the date of option exercise, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the option price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date) will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date of the option price will be treated as ordinary income, and any further gain or loss on such disposition will be long or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares prior to the expiration of the holding period described above.

        The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

Term of the Purchase Plan

        The Purchase Plan was effective in July 1994 and will terminate in July 2014, unless terminated earlier by the Board of Directors or extended by the Board with the approval of shareholders.

801 CHERRY STREET SUITE 3900 FORT WORTH, TX 76102	VOTE BY INTERNET—www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by AmeriCredit Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

 VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

 VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AmeriCredit Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:          AMRCD1          KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICREDIT CORP.

Vote On Directors

1.
Proposal to elect as Directors of the Company the following persons to:
hold office until the Annual Meeting of Shareholders in 2011 or until their successors have been duly elected and have qualified

Nominees:

01)
Clifton H. Morris, Jr.
02)
John R. Clay
03)
Justin R. Wheeler

hold office until the Annual Meeting of Shareholders in 2009 or until his successor has been duly elected and has qualified

Nominee:

04)
Ian M. Cumming

For All  ☐            Withhold All  ☐            For All Except  ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers(s) of the nominee(s) on the line below.

Vote On Proposals

2.
Proposal to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock;
For  ☐            Against  ☐            Abstain  ☐

3.
Proposal to approve the 2008 Omnibus Incentive Plan for AmeriCredit Corp.;
For  ☐            Against  ☐            Abstain  ☐

4.
Proposal to amend the AmeriCredit Corp. Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved;
For  ☐            Against  ☐            Abstain  ☐

5.
Proposal to ratify the appointment of Deloitte & Touche LLP as accountants for the fiscal year ending June 30, 2009; and
For  ☐            Against  ☐            Abstain  ☐

6.
Attend to other business properly presented at the meeting.
For  ☐            Against  ☐            Abstain  ☐

(Please sign exactly as name appears hereon. Proxies should be dated when signed. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for a corporation. If shares are registered in more than one name, each joint owner should sign.) PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

AMERICREDIT CORP.
801 CHERRY STREET, SUITE 3900
FORT WORTH, TEXAS 76102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Clifton H. Morris, Jr. and Daniel E. Berce, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all of the shares of the Common Stock of AmeriCredit Corp. (the "Company"), held of record by the undersigned on August 29, 2008, at the Annual Meeting of Shareholders of the Company to be held on October 28, 2008, at 10:00 a.m. (Central Time), at the Fort Worth Club, 306 West Seventh Street, Fort Worth, Texas 76102, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2-5, AND THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 6.

QuickLinks

GENERAL INFORMATION
QUORUM AND VOTING
PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS (Item 1)
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
PROPOSAL TO AMEND AMERICREDIT CORP.'S ARTICLES OF INCORPORATON TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 230,000,000 TO 350,000,000 (Item 2)
PROPOSAL TO APPROVE THE 2008 OMNIBUS INCENTIVE PLAN FOR AMERICREDIT CORP. (Item 3)
PROPOSAL TO AMEND THE AMERICREDIT CORP. EMPLOYEE STOCK PURCHASE PLAN (Item 4)
RATIFICATION OF SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 5)
  Report of the Audit Committee
OTHER BUSINESS (Item 6)
2008 Omnibus Incentive Plan for AmeriCredit Corp.
Description of the AmeriCredit Corp. Employee Stock Purchase Plan